                           EMPLOYEE BENEFITS AGREEMENT

                                 BY AND BETWEEN

                            LUCENT TECHNOLOGIES INC.

                                       AND

                               AGERE SYSTEMS INC.

                     AMENDED AND RESTATED AS OF MAY 31, 2002
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                                TABLE OF CONTENTS


                                                                                                               Page
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ARTICLE I. DEFINITIONS.........................................................................................   1

         1.1.       Agere......................................................................................   1
         1.2.       Agere Committee............................................................................   1
         1.3.       Agere Entity...............................................................................   1
         1.4.       Agere Individual...........................................................................   1
         1.5.       Agere Master Pension Trust.................................................................   2
         1.6.       Agere Plans................................................................................   2
         1.7.       Agere RIP..................................................................................   2
         1.8.       Agere Stock Value..........................................................................   2
         1.9.       Agere WCP Claims...........................................................................   2
         1.10.      Agreement..................................................................................   2
         1.11.      ASO Contract...............................................................................   2
         1.12.      Assigned Policies..........................................................................   2
         1.13.      Auditing Party.............................................................................   2
         1.14.      Award......................................................................................   3
         1.15.      CECRA PLAN.................................................................................   3
         1.16.      Change in Control..........................................................................   3
         1.17.      Close of the Distribution Date.............................................................   3
         1.18.      COBRA......................................................................................   3
         1.19.      Code.......................................................................................   3
         1.20.      Collective Bargaining Agreement............................................................   3
         1.21.      CWA........................................................................................   3
         1.22.      Deferral Plan..............................................................................   3
         1.23.      Distribution Date..........................................................................   3
         1.24.      DOL........................................................................................   3
         1.25.      ERISA......................................................................................   4
         1.26.      Executive Benefit Plans....................................................................   4
         1.27.      First Transfer Date........................................................................   4
         1.28.      FMLA.......................................................................................   4
         1.29.      Group Life Program.........................................................................   4
         1.30.      HCFA.......................................................................................   4
         1.31.      HCRA Plan..................................................................................   4
         1.32.      Health and Welfare Plans...................................................................   4
         1.33.      Health Plans...............................................................................   4
         1.34.      HMO........................................................................................   5
         1.35.      HMO Agreements.............................................................................   5
         1.36.      IBEW.......................................................................................   5
         1.37.      Immediately after the Distribution Date....................................................   5
         1.38.      Individual Agreement.......................................................................   5
         1.39.      IPO........................................................................................   5
         1.40.      IRS........................................................................................   5


                                      -i-
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
         1.41.      Legally Permissible........................................................................   5
         1.42.      LESOP......................................................................................   5
         1.43.      LESOP Trust................................................................................   5
         1.44.      LRIP.......................................................................................   5
         1.45.      LTSSP......................................................................................   6
         1.46.      Lucent.....................................................................................   6
         1.47.      Lucent Entity..............................................................................   6
         1.48.      Lucent Executive...........................................................................   6
         1.49.      Lucent Executive and Non-Employee Director Life Insurance Program..........................   6
         1.50.      Lucent Leave of Absence Programs...........................................................   6
         1.51.      Lucent LTD VEBA............................................................................   6
         1.52.      Lucent Master Pension Trust................................................................   6
         1.53.      Lucent Pension Plan........................................................................   6
         1.54.      Lucent Plans...............................................................................   6
         1.55.      Lucent STD.................................................................................   7
         1.56.      Lucent Stock Value.........................................................................   7
         1.57.      Lucent WCP.................................................................................   7
         1.58.      Material Feature...........................................................................   7
         1.59.      Medical Plans..............................................................................   7
         1.60.      MPA........................................................................................   7
         1.61.      Non-Employee Director......................................................................   7
         1.62.      Non-Employee Director Plan.................................................................   8
         1.63.      Non-parties................................................................................   8
         1.64.      Nonrepresented Employee....................................................................   8
         1.65.      Nonrepresented Health VEBA.................................................................   8
         1.66.      Non-U.S. Plan..............................................................................   8
         1.67.      Offering Date..............................................................................   8
         1.68.      Option.....................................................................................   8
         1.69.      Participating Company......................................................................   8
         1.70.      Participation Commencement Date............................................................   8
         1.71.      PBGC.......................................................................................   8
         1.72.      Pension Plan...............................................................................   8
         1.73.      Pension Plans..............................................................................   8
         1.74.      Pension Transfer Amount....................................................................   9
         1.75.      Plan.......................................................................................   9
         1.76.      Postretirement Life Trust..................................................................   9
         1.77.      QDRO.......................................................................................   9
         1.78.      QMCSO......................................................................................   9
         1.79.      Rabbi Trust................................................................................   9
         1.80.      Ratio......................................................................................   9
         1.81.      Represented Employee.......................................................................   9
         1.82.      Represented Health VEBA....................................................................   9
         1.83.      Represented Transition Period..............................................................  10
         1.84.      RFA........................................................................................  10
         1.85.      Savings Plans..............................................................................  10
         1.86.      Second Transfer Date.......................................................................  10


                                      -ii-
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
         1.87.      Separation and Distribution Agreement......................................................  10
         1.88.      Short Term Incentive Plan..................................................................  10
         1.89.      Stock Award Plan...........................................................................  10
         1.90.      Stock Purchase Plan........................................................................  10
         1.91.      Transferred Individual.....................................................................  11
         1.92.      Transition Individual......................................................................  11
         1.93.      Trust-Owned Life Insurance (VEBA)..........................................................  11
         1.94.      U.S........................................................................................  11
         1.95.      VEBA.......................................................................................  11

ARTICLE II.  GENERAL PRINCIPLES................................................................................  12

         2.1.       Assumption of Liabilities..................................................................  12
         2.2.       Agere Participation in Lucent Plans........................................................  12
                       (a)   Participation in Lucent Plans.....................................................  12
                       (b)   Agere's General Obligations as Participating Company..............................  12
                       (c)   Termination of Participating Company Status.......................................  13
         2.3.       Establishment of Agere Plans...............................................................  13
         2.4.       Terms of Participation by Agere Individuals and Transferred Individuals in Agere Plans.....  13
         2.5.       Transition Individuals.....................................................................  14
                       (a)   Mandatory Portability Agreement...................................................  14
                       (b)   Represented Interchange Agreement.................................................  14

ARTICLE III.  DEFINED BENEFIT PLANS............................................................................  14

         3.1.       Establishment of Mirror Pension Trust......................................................  14
         3.2.       Assumption of Pension Plan Liabilities and Allocation of Interests in the Lucent Master
                     Pension Trust.............................................................................  14
                       (a)   Assumption of Liabilities by Agere Pension Plans..................................  14
                       (b)   Asset Allocations and Transfers...................................................  15
                       (c)   Pension Transfer Amount............................................................ 16

ARTICLE IV.  DEFINED CONTRIBUTION PLANS......................................................................... 17

         4.1.       Savings Plans............................................................................... 17
                       (a)   Nonrepresented Savings Plan Trust.................................................. 17
                       (b)   Assumption of Liabilities and Transfer of Assets................................... 18
                       (c)   Maintenance of Frozen Employer Security Funds...................................... 18
         4.2.       LTSSPs and LESOPs........................................................................... 18
                       (a)   Represented Savings Plan Trust..................................................... 18
                       (b)   Assumption of LTSSP Liabilities.................................................... 18
                       (c)   Leveraged Stock Ownership Plan..................................................... 19

ARTICLE V.  HEALTH AND WELFARE PLANS............................................................................ 20

         5.1.       Establishment of Mirror Health and Welfare Plan Trusts...................................... 20
         5.2.       Assumption of Health and Welfare Plan Liabilities........................................... 20
         5.3.       Lucent Represented Health VEBA Asset Transfer............................................... 22


                                     -iii-
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
         5.4.       Postretirement Life Trust Asset Transfer; Transfer of Retirement Funding Account Assets..... 23
         5.5.       Vendor Contracts............................................................................ 24
                       (a)   Third-Party ASO Contracts.......................................................... 24
                       (b)   HMO Agreements..................................................................... 24
         5.6.       Short-Term Disability....................................................................... 25
         5.7.       Group Life Programs......................................................................... 25
         5.8.       COBRA....................................................................................... 25
         5.9.       Leave of Absence Programs and FMLA.......................................................... 26
         5.10.      Lucent Workers' Compensation Program........................................................ 26
                       (a)   Administration of Claims........................................................... 26
                       (b)   Cooperation........................................................................ 26
                       (c)   AT&T Liability..................................................................... 26
         5.11.      Lucent Employee Assistance Program.......................................................... 27
         5.12.      Unemployment Insurance Tax Management Program............................................... 27
         5.13.      Administration.............................................................................. 27
                       (a)   Coordination of Benefits for Spouses, Dependents and Domestic Partners............. 27
                       (b)   Other Post-Distribution Transitional Rules......................................... 28
         5.14.      Application of Article V to Agere Entities.................................................. 28
         5.15.      Lucent Work & Family Programs............................................................... 28

ARTICLE VI.  EXECUTIVE BENEFITS, NON-EMPLOYEE DIRECTOR BENEFITS, AND OTHER STOCK-BASED COMPENSATION............. 29

         6.1.       Assumption of Obligations................................................................... 29
         6.2.       Lucent Short Term Incentive Plan............................................................ 29
         6.3.       Lucent Stock Award Plans.................................................................... 29
                       (a)   Stock Options-General.............................................................. 29
                       (b)   Stock Options-Change in Control.................................................... 29
                       (c)   Stock Options - Foreign Plans...................................................... 30
                       (d)   Restricted Stock and Restricted Stock Units........................................ 30
                       (e)   1999 - 2001 Performance Share Payments............................................. 30
         6.4.       Lucent Deferral Plan........................................................................ 31
         6.5.       Rabbi Trust................................................................................. 31
                       (a)   Establishment of Mirror Rabbi Trust................................................ 31
                       (b)   Funding of Agere Rabbi Trust....................................................... 31
         6.6.       Lucent Executive Life Insurance............................................................. 32
         6.7.       162(m)...................................................................................... 32

ARTICLE VII.  MISCELLANEOUS BENEFITS............................................................................ 32

         7.1.       Stock Purchase Plan Recordkeeping........................................................... 32
         7.2.       Service Anniversary and Retirement Award Program............................................ 32
         7.3.       2001 Incentive Compensation Payments........................................................ 33

ARTICLE VIII.  GENERAL AND ADMINISTRATIVE....................................................................... 33

         8.1.       Actuarial and Accounting Methodologies and Assumptions...................................... 33


                                      -iv-
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         8.2.       Sharing of Participant Information.......................................................... 34
         8.3.       Reporting, Disclosure and Communications to Participants.................................... 34
         8.4.       Non-Termination of Employment; No Third-Party Beneficiaries................................. 34
         8.5.       Plan Audits................................................................................. 35
                       (a)   Audit Rights with Respect to the Allocation or Transfer of Plan Assets............. 35
                       (b)   Audit Rights With Respect to Information Provided.................................. 35
                       (c)   Audits Regarding Vendor Contracts.................................................. 36
         8.6.       Beneficiary Designations.................................................................... 36
         8.7.       Requests for IRS Rulings and DOL Opinions................................................... 36
                       (a)   Cooperation........................................................................ 36
                       (b)   Applications....................................................................... 36
                       (c)   Life Insurance..................................................................... 37
         8.8.       Fiduciary Matters........................................................................... 37
         8.9.       Collective Bargaining....................................................................... 37
         8.10.      Consent of Third Parties.................................................................... 38
         8.11.      Quiet Periods............................................................................... 38
         8.12.      Lucent's and Agere's General Obligations as Plan Sponsors................................... 38
         8.13.      Adjustments to Plan Transfers............................................................... 38

ARTICLE IX.  MISCELLANEOUS...................................................................................... 39

         9.1.       Non-U.S. Plans.............................................................................. 39
         9.2.       Effect If Distribution Does Not Occur....................................................... 39
         9.3.       Relationship of Parties..................................................................... 39
         9.4.       Affiliates.................................................................................. 39
         9.5.       Incorporation of Separation and Distribution Agreement Provisions........................... 39




Signatures

Schedule I        Lucent Plans
Schedule II       Description of Non-U.S. Plan Treatment
Exhibit A         Represented Interchange Agreement Between Lucent Technologies Inc. and Agere

                AMENDED AND RESTATED EMPLOYEE BENEFITS AGREEMENT

                  This AMENDED AND RESTATED EMPLOYEE BENEFITS AGREEMENT, dated as of May 31, 2002, is by and between Lucent and Agere. Capitalized terms used herein (other than the formal names of Lucent Plans (as defined below) and related trusts of Lucent) and not otherwise defined shall have the respective meanings assigned to them in Article I hereof or as assigned to them in the Separation and Distribution Agreement (as defined below).

R E C I T A L S

                  WHEREAS, the Board of Directors of Lucent has determined that it is in the best interests of Lucent and its stockholders to separate Lucent's existing businesses into two independent businesses;

                  WHEREAS, in furtherance of the foregoing, Lucent and Agere have entered into a Separation and Distribution Agreement, dated as of February 1, 2001, (the "Separation and Distribution Agreement") and certain other agreements that will govern certain matters relating to the Separation, the Distribution and the relationship of Lucent and Agere and their respective Subsidiaries following the Distribution; and

                  WHEREAS, pursuant to the Separation and Distribution Agreement, Lucent and Agere have agreed to enter into this Agreement allocating assets, liabilities and responsibilities with respect to certain employee compensation and benefit plans and programs between them.

                  NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties, intending to be legally bound, agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

                  For purposes of this Agreement the following terms shall have the following meanings:

      1.1. AGERE. Agere means Agere Systems Inc.

      1.2. AGERE COMMITTEE. Agere Committee means the Corporate Governance and Compensation Committee of the Agere Board of Directors, or such other committee as is appointed to administer the provisions of the Agere Stock Award Plans.

      1.3. AGERE ENTITY. Agere Entity means any Person that is, at the relevant time, a Subsidiary of Agere or is otherwise controlled, directly or indirectly, by Agere.

      1.4. AGERE INDIVIDUAL. Agere Individual means any individual who, regardless of any subsequent termination of employment or retirement, is (i) on the Offering Date, either actively employed by, or covered by a Lucent Leave of Absence Program (other than a transition leave of absence) while employed by, Agere or an Agere Entity, (ii) employed by Lucent or a Lucent Entity and is assigned to Agere at any time between the Offering Date and the Close of the Distribution Date, in accordance with principles agreed by the parties prior to the date hereof, (iii) an employee assigned to Agere on the Offering Date who is under a Lucent force management program whose off-roll date is after the Offering Date, (iv) an employee assigned to Lucent on the Offering Date who is under a Lucent force management program who applies for, obtains and accepts employment with Agere after the Offering Date and before the Close of Distribution Date or (v) hired by Agere or an Agere Entity on or after the Participation Commencement Date and prior to the Distribution Date, without prior employment by Lucent or a Lucent Entity. Individuals who are on short-term disability on the Offering Date and who have been assigned to Agere on that date shall be Agere Individuals. For purposes of
Section 5.10, individuals who have been receiving benefits under a workers compensation program who have been assigned to Agere as of the Participation Commencement Date shall be Agere Individuals. An alternate payee under a QDRO, an alternate recipient under a QMCSO, a beneficiary or a covered dependent, in each case of an employee described in any of the preceding three sentences shall also be an Agere Individual with respect to that employee's benefit under the applicable Plans. Such an alternate payee, alternate recipient, beneficiary, or covered dependent shall not otherwise be considered an Agere Individual with respect to his or her own benefits under any applicable Plans unless he or she is an Agere Individual by virtue of the first sentence of this definition.

      1.5. AGERE MASTER PENSION TRUST. Agere Master Pension Trust is defined in
Section 3.1.

      1.6. AGERE PLANS. Agere Plans means the plans to be established by Agere described in Section 2.3.

      1.7. AGERE RIP. Agere RIP means the Agere Retirement Income Plan.

      1.8. AGERE STOCK VALUE. Agere Stock Value means a price for Agere Common Stock on the day after the Distribution Date or, if such date is not a trading day on the NYSE, on the next day that was a trading day on the NYSE, calculated using a methodology to be determined by Lucent. Notwithstanding the foregoing, if an adjustment is required under Article VI with respect to a Change in Control, Agere Stock Value shall mean the price at which shares of Agere Common Stock are offered to purchasers in the IPO. References to Agere Common Stock in this definition shall mean Agere Class A Common Stock.

      1.9. AGERE WCP CLAIMS. Agere WCP Claims is defined in Section 5.10(a).

      1.10. AGREEMENT. Agreement means this Employee Benefits Agreement, including all the Schedules and Exhibits hereto.

      1.11. ASO CONTRACT. ASO Contract is defined in Section 5.5(a)(i).

      1.12. ASSIGNED POLICIES. Assigned Policies is defined in Section 6.6.

      1.13. AUDITING PARTY. Auditing Party is defined in Section 8.5(b)(i) .

      1.14. AWARD. Award means an award under a Stock Award Plan or a Short Term Incentive Plan.

      1.15. CECRA PLAN. CECRA Plan, when immediately preceded by "Lucent," means the Lucent Child/Elder Care Reimbursement Account Plan. When immediately preceded by "Agere," CECRA means the child/elder care reimbursement account plan to be established by Agere pursuant to Section 2.3.

      1.16. CHANGE IN CONTROL. Change in Control means (i) the occurrence, on or after the Offering Date and prior to the Distribution Date, of a "Change in Control" as such term is defined in the Lucent Technologies Inc. 1996 Long Term Incentive Program as amended through the date hereof, or (ii) of a "Change in Control" under the foregoing definition after substitution of the term "Agere" for the term "Company" in each place where it appears in such definition.

      1.17. CLOSE OF THE DISTRIBUTION DATE. Close of the Distribution Date means 11:59:59 P.M., Eastern Standard Time or Eastern Daylight Time (whichever shall then be in effect), on the Distribution Date.

      1.18. COBRA. COBRA means the continuation coverage requirements for "group health plans" under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in CodeSection4980B and ERISASections601 through 608.

      1.19. CODE. Code means the Internal Revenue Code of 1986, as amended, or any successor federal income tax law. Reference to a specific Code provision also includes any proposed, temporary, or final regulation in force under that provision.

      1.20. COLLECTIVE BARGAINING AGREEMENT. Collective Bargaining Agreement means the 1998 CWA/IBEW/Lucent National Memorandum of Understanding dated May 30, 1998, including all attachments, National Items and letters included as a part thereof, between Lucent, the CWA and IBEW in effect on the Distribution Date, and such local collective bargaining agreements for bargaining units of Agere Individuals into which the CWA/IBEW/Lucent National Memorandum of Understanding has been incorporated and which are in effect on the Distribution Date.

      1.21. CWA. CWA means the Communications Workers of America, AFL-CIO.

      1.22. DEFERRAL PLAN. Deferral Plan, when immediately preceded by "Lucent," means the Lucent Technologies Inc. Deferred Compensation Plan. When immediately preceded by "Agere", Deferral Plan means the deferred compensation plan to be established by Agere.

      1.23. DISTRIBUTION DATE. Distribution Date means the date determined pursuant to Section 4.3 of the Separation and Distribution Agreement when Agere Common Stock will be distributed to Lucent stockholders.

      1.24. DOL. DOL means the United States Department of Labor.

      1.25. ERISA. ERISA means the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific provision of ERISA also includes any proposed, temporary, or final regulation in force under that provision.

      1.26. EXECUTIVE BENEFIT PLANS. Executive Benefit Plans, when immediately preceded by "Lucent," means the executive benefit and nonqualified plans, programs, Individual Agreements and arrangements, other than Stock Award Plans and Stock Purchase Plans, established, maintained, agreed upon, or assumed by Lucent or a Lucent Entity for the benefit of one or more employees and former employees of Lucent or a Lucent Entity before the Close of the Distribution Date, including the plans and Individual Agreements listed in Schedule I, but excluding the Senior Management Ground Transportation Program. When immediately preceded by "Agere," Executive Benefit Plans means the executive benefit and nonqualified plans, programs, Individual Agreements and arrangements, other than Stock Award Plans and Stock Purchase Plans, to be established or assumed by Agere pursuant to Section 2.3 that correspond to the respective Lucent Executive Benefit Plans.

      1.27. FIRST TRANSFER DATE. First Transfer Date is defined in Section
3.2(b).

      1.28. FMLA. FMLA means the Family and Medical Leave Act of 1993, as amended.

      1.29. GROUP LIFE PROGRAM. Group Life Program, when immediately preceded by "Lucent," means the Lucent Dependent Accidental Loss Insurance Plan, the Lucent Dependent Group Life Insurance Plan, the Lucent Group Life Insurance Plan, the Lucent Supplementary Accidental Loss Insurance Plan and the Lucent Supplementary Life Insurance Plan. When immediately preceded by "Agere," Group Life Program means the life insurance plans and programs to be established by Agere pursuant to Section 2.3 that correspond to the respective Lucent Group Life Programs.

      1.30. HCFA. HCFA means the Health Care Financing Administration.

      1.31. HCRA PLAN. HCRA Plan, when immediately preceded by "Lucent," means the Lucent Health Care Reimbursement Account Plan. When immediately preceded by "Agere," HCRA Plan means the health care reimbursement account plan to be established by Agere pursuant to Section 2.3.

      1.32. HEALTH AND WELFARE PLANS. Health and Welfare Plans, when immediately preceded by "Lucent," means the health and welfare plans listed on Schedule I established and maintained by Lucent for the benefit of employees and retirees of Lucent and certain Lucent Entities, and such other welfare plans or programs as may apply to such employees and retirees as of the Distribution Date. When immediately preceded by "Agere," Health and Welfare Plans means the health and welfare plans to be established by Agere pursuant to Section 2.3 that correspond to the respective Lucent Health and Welfare Plans.

      1.33. HEALTH PLANS. Health Plans, when immediately preceded by "Lucent," means the Lucent Technologies Inc. Dental Expense Plan for Active Employees, the Lucent

Technologies Inc. Dental Expense Plan for Retired Employees, the Lucent Medical Plans, the Lucent HCRA Plan, the Voluntary Benefits Program offered through Real Life Benefits and the Lucent Technologies Inc. Vision Care Plan (through Real Life Benefits). When immediately preceded by "Agere," Health Plans means the health plans to be established by Agere pursuant to Section 2.3 that correspond to the respective Lucent Health Plans.

      1.34. HMO. HMO means a health maintenance organization that provides benefits under the Lucent Medical Plans or the Agere Medical Plans.

      1.35. HMO AGREEMENTS. HMO Agreements is defined in Section 5.5(b)(i).

      1.36. IBEW. IBEW means the International Brotherhood of Electrical
Workers.

      1.37. IMMEDIATELY AFTER THE DISTRIBUTION DATE. Immediately after the Distribution Date means 12:00 A.M., Eastern Standard Time or Eastern Daylight Time (whichever shall then be in effect), on the day after the Distribution Date.

      1.38. INDIVIDUAL AGREEMENT. Individual Agreement means an individual contract or agreement (whether written or unwritten) entered into between Lucent, a Lucent Entity, Agere or an Agere Entity and a Lucent Executive that establishes the right of such individual to special executive compensation or benefits, including a supplemental pension benefit, hiring bonus, loan, guaranteed payment, special allowance, tax equalization or disability benefit, or share units granted (and payable in the form of cash or otherwise) under individual phantom share agreements.

      1.39. IPO. IPO means the initial public offering by Agere of shares of Agere Common Stock pursuant to the IPO Registration Statement.

      1.40. IRS. IRS means the Internal Revenue Service.

      1.41. LEGALLY PERMISSIBLE. Legally Permissible is defined in Section 5.10(a).

      1.42. LESOP. LESOP, when immediately preceded by "Lucent," means the portion of the Lucent LTSSP that is a leveraged employee stock ownership plan. When immediately preceded by "Agere," LESOP means the portion of the Agere LTSSP that is a leveraged employee stock ownership plan.

      1.43. LESOP TRUST. LESOP Trust, when immediately preceded by "Lucent," means the trust established by Lucent under Article 20 of the Lucent LTSSP. When immediately preceded by "Agere," LESOP Trust has the meaning set forth in
Section 4.2(c)(i).

      1.44. LRIP. LRIP means the Lucent Retirement Income Plan. Unless the context indicates otherwise, LRIP includes disability pensions payable from the Lucent LTD VEBA.

      1.45. LTSSP. LTSSP, when immediately preceded by "Lucent," means the Lucent Technologies Inc. Long Term Savings and Security Plan. When immediately preceded by "Agere," LTSSP means the represented savings plan to be established by Agere pursuant to Section 2.3 that corresponds to the Lucent LTSSP.

      1.46. LUCENT. Lucent means Lucent Technologies Inc., a Delaware corporation.

      1.47. LUCENT ENTITY. Lucent Entity means any Person that is, at the relevant time, an Affiliate of Lucent, except that, after the Close of the Distribution Date, the term "Lucent Entity" shall not include Agere or an Agere Entity.

      1.48. LUCENT EXECUTIVE. Lucent Executive means an employee or former employee of Lucent, a Lucent Entity, Agere or an Agere Entity, who immediately before the Close of the Distribution Date is eligible to participate in or receive a benefit under any Lucent Executive Benefit Plan.

      1.49. LUCENT EXECUTIVE AND NON-EMPLOYEE DIRECTOR LIFE INSURANCE PROGRAM. Lucent Executive and Non-Employee Director Life Insurance Program means the life insurance policies purchased by Lucent on behalf of certain Lucent Executives and Lucent Non-Employee Directors, with respect to which such Lucent Executives or Lucent Non-Employee Directors (or their assignees or delegates), respectively, have executed collateral assignments for the benefit of Lucent.

      1.50. LUCENT LEAVE OF ABSENCE PROGRAMS. Lucent Leave of Absence Programs means the Local Leave, Disability Leave, Educational Leave of Absence, Accompanying Lucent Employed Spouse-Foreign Assignment Leave, Personal Leave, Union Business Leave, Anticipated Disability Leave, Care of Newborn/Newly Adopted Child Leave, Family Care Leave, Military Leave, Special Leave, Enhanced Leave, and ELOA Plus Leave Programs offered from time to time under the personnel policies and practices of Lucent or a Lucent Entity.

      1.51. LUCENT LTD VEBA. Lucent LTD VEBA means the Lucent Technologies Inc. Long Term Disability Plans Benefit Trust.

      1.52. LUCENT MASTER PENSION TRUST. Lucent Master Pension Trust is defined in Section 3.2.

      1.53. LUCENT PENSION PLAN. Lucent Pension Plan means the Lucent Technologies Inc. Pension Plan. Unless the context indicates otherwise, Lucent Pension Plan includes disability pensions payable from the Lucent LTD VEBA and death benefits payable under the Lucent Special Accidental Death Insurance Policy.

      1.54. LUCENT PLANS. Lucent Plans means the Lucent Pension Plans, the Lucent Savings Plans, the Lucent Health and Welfare Plans, the Lucent Executive Benefit Plans, and the Lucent Stock Awards Plans.

      1.55. LUCENT STD. Lucent STD means the Lucent Technologies Inc. Short Term Disability Plan and the Lucent Technologies Inc. Sickness and Accident Disability Benefit Plan.

      1.56. LUCENT STOCK VALUE. Lucent Stock Value means a price for Lucent Common Stock on the Distribution Date, or, if such date is not a trading day on the NYSE, on the next preceding day that was a trading day on the NYSE, calculated using a methodology to be determined by Lucent. Notwithstanding the foregoing, if an adjustment is required under Article VI with respect to a Change in Control, Lucent Stock Value shall mean the closing price on the NYSE for Lucent Common Stock on the Offering Date.

      1.57. LUCENT WCP. Lucent WCP means the Lucent Workers' Compensation Program, comprised of the various arrangements established by Lucent or a Lucent Entity to comply with the workers' compensation requirements of the states in which Lucent and its Affiliates conduct business.

      1.58. MATERIAL FEATURE. Material Feature means any feature of a Plan that could reasonably be expected to be of material importance to the sponsoring employer or the participants and beneficiaries of the Plan, which could include, depending on the type and purpose of the particular Plan, the class or classes of employees eligible to participate in such Plan, the nature, type, form, source, and level of benefits provided by the employer under such Plan and the amount or level of Contributions, if any, required to be made by participants (or dependents or beneficiaries) to such Plan.

      1.59. MEDICAL PLANS. Medical Plans, when immediately preceded by "Lucent," means the Lucent Technologies Inc. Medical Expense Plan for Management Employees, the Lucent Technologies Inc. Medical Expense Plan for Represented Employees and the Lucent Technologies Inc. Medical Expense Plan for Retired Employees. When immediately preceded by "Agere," Medical Plans means the medical plans to be established by Agere pursuant to Section 2.3 that correspond to the respective Lucent Medical Plans.

      1.60. MPA. MPA means the Mandatory Portability Agreement, established as of January 1, 1985, among AT&T, American Information Technologies Corporation, Bell Atlantic Corporation, Bell Communications Research, Inc., BellSouth Corporation, Cincinnati Bell Telephone Company, NYNEX Corporation, Pacific Telesis Group, Inc., The Southern New England Telephone Company, Southwestern Bell Corporation and US WEST, Inc. that provides, in accordance with Section 559 of the Tax Reform Act of 1984, for the mutual recognition of service credit and the transfer of benefit obligations for specified employees who terminate employment with one "Interchange Company" as defined under such agreement and subsequently commence employment with another such Interchange Company.

      1.61. NON-EMPLOYEE DIRECTOR. Non-Employee Director, when immediately preceded by "Lucent," means a member of Lucent's Board of Directors who is not an employee of Lucent, a Lucent Entity, Agere, or an Agere Entity. When immediately preceded by "Agere," Non-Employee Director means a member of Agere's Board of Directors who is not an employee of Lucent, a Lucent Entity, Agere or an Agere Entity.

      1.62. NON-EMPLOYEE DIRECTOR PLAN. Non-Employee Director Plan, when immediately preceded by "Lucent," means the 1999 Stock Compensation Plan for Non-Employee Directors. When immediately preceded by "Agere," Non-Employee Director Plan means the plan to be established by Agere pursuant to Section 2.3.

      1.63. NON-PARTIES. Non-parties is defined in Section 8.5(b)(ii).

      1.64. NONREPRESENTED EMPLOYEE. Nonrepresented Employee means any individual who is classified by Lucent as a Lucent Business Assistant or who is an "Employee" as defined under the terms of the LRIP or the pension plan to be established by Agere pursuant to Section 2.3 that corresponds to the LRIP.

      1.65. NONREPRESENTED HEALTH VEBA. Nonrepresented Health VEBA, when immediately preceded by "Lucent," means the Lucent Technologies Inc. Management and Nonrepresented Employees Postretirement Health Benefits Trust.

      1.66. NON-U.S. PLAN. Non-U.S. Plan means a Plan maintained by Lucent, a Lucent Entity, Agere, or an Agere Entity for the benefit of employees outside the U.S. or for any such employees resident in territories of the U.S. who are not covered under U.S. Plans.

      1.67. OFFERING DATE. Offering Date means the date of the final Prospectus.

      1.68. OPTION. Option, when immediately preceded by "Lucent," means an option to purchase Lucent Common Stock. When immediately preceded by "Agere," Option means an option to purchase Agere Common Stock, in each case pursuant to a Stock Award Plan.

      1.69. PARTICIPATING COMPANY. Participating Company means (a) Lucent, (b) any Person other than an individual that Lucent has approved for participation in, and which is participating in, a Plan sponsored by Lucent, and (c) any Person (other than an individual) which, by the terms of such a Plan, participates in such Plan or any employees of which, by the terms of such Plan, participate in or are covered by such Plan.

      1.70. PARTICIPATION COMMENCEMENT DATE. Participation Commencement Date means February 1, 2001.

      1.71. PBGC. PBGC means the Pension Benefit Guaranty Corporation.

      1.72. PENSION PLAN. Pension Plan, when immediately preceded by "Lucent," means the Lucent Technologies Inc. Pension Plan. When immediately preceded by "Agere," Pension Plan means the Agere Pension Plan to be established by Agere that corresponds to the Lucent Pension Plan.

      1.73. PENSION PLANS. Pension Plans, when immediately preceded by "Lucent," means the LRIP and the Lucent Pension Plan. When immediately preceded by "Agere," Pension Plans means the respective nonrepresented and represented pension plans to be established by Agere pursuant to Section 2.3 that correspond to the Lucent Pension Plans.

      1.74. PENSION TRANSFER AMOUNT. Pension Transfer Amount is defined in
Section 3.2(c).

      1.75. PLAN. Plan, when immediately preceded by "Lucent" or "Agere," means any plan, policy, program, payroll practice, on-going arrangement, contract, trust, insurance policy or other agreement or funding vehicle providing benefits to employees, former employees or Non-Employee Directors of Lucent or a Lucent Entity, or Agere or an Agere Entity, as applicable.

      1.76. POSTRETIREMENT LIFE TRUST. Postretirement Life Trust, when immediately preceded by "Lucent," means the Lucent Technologies Inc. Post Retirement Life Insurance Benefits Trust. When immediately preceded by "Agere," Postretirement Life Trust means the trust to be established by Agere that corresponds to the Lucent Postretirement Life Insurance Benefits Trust.

      1.77. QDRO. QDRO means a domestic relations order which qualifies under Code Section 414(p) and ERISA Section 206(d) and which creates or recognizes an alternate payee's right to, or assigns to an alternate payee, all or a portion of the benefits payable to a participant under any of the Lucent Pension Plans or the Lucent Savings Plans.

      1.78. QMCSO. QMCSO means a medical child support order which qualifies under ERISA Section 609(a) and which creates or recognizes the existence of an alternate recipient's right to, or assigns to an alternate recipient the right to, receive benefits for which a participant or beneficiary is eligible under a Lucent Health Plan.

      1.79. RABBI TRUST. Rabbi Trust, when immediately preceded by "Lucent," means the Lucent Technologies Inc. Benefits Protection Trust. When immediately preceded by "Agere," Rabbi Trust means the grantor trust to be established by Agere pursuant to Section 6.5(a) that corresponds to the Lucent Rabbi Trust.

      1.80. RATIO. Ratio means the amount obtained by dividing the Lucent Stock Value by the Agere Stock Value; provided, however, that, in determining the Ratio, adjustments may be made to minimize the independent, determinable and verifiable effects of events other than the Distribution on the Lucent Stock Value and the Agere Stock Value.

      1.81. REPRESENTED EMPLOYEE. Represented Employee means any individual, other than an individual classified by Lucent as a Lucent Business Assistant, who is an "Employee" as defined under the terms of the Lucent Pension Plan or the pension plan to be established by Agere pursuant to Section 2.3 that corresponds to the Lucent Pension Plan.

      1.82. REPRESENTED HEALTH VEBA. Represented Health VEBA, when immediately preceded by "Lucent," means the Lucent Technologies Inc. Represented Employees Post-Retirement Health Benefits Trust. When immediately preceded by "Agere," Represented Health VEBA means the welfare benefit fund to be established by Agere that corresponds to the Lucent Represented Health VEBA.

      1.83. REPRESENTED TRANSITION PERIOD. Represented Transition Period means the period beginning Immediately after the Distribution Date and ending no later than May 31, 2003, the scheduled expiration date of the Collective Bargaining Agreement as in effect on the date hereof.

      1.84. RFA. RFA means Retirement Funding Account.

      1.85. SAVINGS PLANS. Savings Plans, when immediately preceded by "Lucent," means the Lucent Savings Plan and the Lucent Technologies Inc. Long Term Savings and Security Plan. When immediately preceded by "Agere," Savings Plans means (i) the savings plans to be established by Agere pursuant to Section 2.3 that correspond to the Lucent Savings Plan and the Lucent Technologies Inc. Long Term Savings and Security Plan and (ii) The Ortel Corporation 401(k) Savings Plan.

      1.86. SECOND TRANSFER DATE. Second Transfer Date is defined in Section 3.2(b).

      1.87. SEPARATION AND DISTRIBUTION AGREEMENT. Separation and Distribution Agreement is defined in the second recital of this Agreement.

      1.88. SHORT TERM INCENTIVE PLAN. Short Term Incentive Plan, when immediately preceded by "Lucent," means the Lucent Short Term Incentive Plan. When immediately preceded by "Agere," Short Term Incentive Plan means the short-term incentive plan to be established by Agere pursuant to Section 2.3.

      1.89. STOCK AWARD PLAN. Stock Award Plan, when immediately preceded by "Lucent," means any of the Lucent Technologies Inc. Founders Grant Stock Option Plan, the Lucent Technologies Inc. 2000 Stock Option Plan, the Lucent Technologies Inc. 1998 Global Stock Option Plan, the Lucent Technologies Inc. 1997 Long Term Incentive Plan, the Lucent Technologies Inc. 1996 Long Term Incentive Program and such other stock-based incentive plans that have been assumed by Lucent by reason of merger, acquisition, or otherwise, each as amended through the date hereof. All such plans and programs are listed in
Schedule I. Schedule I shall also be deemed to include the stock award plans of companies acquired by (i) Agere or an Agere Entity after the date hereof and prior to the Distribution Date, if Agere or an Agere Entity assumes those Plans, or (ii) Lucent or a Lucent Entity after the date hereof and prior to the Distribution Date, if Lucent or a Lucent Entity assumes those plans and the company so acquired will become either an Agere Entity or a business owned by Agere or an Agere Entity. When immediately preceded by "Agere," Stock Award Plans means the Agere Systems Inc. 2001 Long Term Incentive Plan and such other stock award plans as may be established by Agere pursuant to Section 2.3 and
Section 6.3, other than the Agere Stock Purchase Plan.

      1.90. STOCK PURCHASE PLAN. Stock Purchase Plan, when immediately preceded by "Lucent," means the Lucent Technologies Inc. 1996 Employee Stock Purchase Plan, or any successor thereto. When immediately preceded by "Agere," Stock Purchase Plan means the stock purchase plan to be established by Agere pursuant to Section 2.3.

      1.91. TRANSFERRED INDIVIDUAL. Transferred Individual means any Agere Individual, unless such individual was an employee of Lucent or a Lucent Entity after the latest date on which he was an Agere Individual and prior to the Close of the Distribution Date. For purposes of Article VI, a Transferred Individual means an Agere Individual who continues to be an employee of Agere or an Agere Entity on the Close of the Distribution Date.

      1.92. TRANSITION INDIVIDUAL. Transition Individual means any Represented Employee who:

      (a) is a Transferred Individual who during the Represented Transition Period becomes an employee of Lucent or a Lucent Entity without an intervening period of employment covered by an interchange agreement under which assets and liabilities with respect to the individual were or are to be transferred from a Lucent Pension Plan;

      (b)is an employee or former employee of Lucent or a Lucent Entity as of the Distribution Date who during the Represented Transition Period becomes an employee of Agere or an Agere Entity without an intervening period of employment covered by an interchange agreement under which assets and liabilities with respect to the individual were or are to be transferred from a Lucent Pension Plan; or

      (c)is an individual described in clause (a) or (b) of this definition whose employer changes during the Represented Transition Period either (i) from Lucent or a Lucent Entity to Agere or an Agere Entity, or (ii) from Agere or an Agere Entity to Lucent or a Lucent Entity without an intervening period of employment covered by an interchange agreement under which assets and liabilities with respect to the individual were or are to be transferred from a Lucent Pension Plan.

An alternate payee under a QDRO, alternate recipient under a QMCSO, beneficiary or covered dependent, in each case, of an individual described in clause (a),
(b), or (c) of this definition shall also be a Transition Individual with respect to that individual's benefit under the applicable Plans. Such an alternate payee, alternate recipient, beneficiary, and covered dependent shall not otherwise be considered a Transition Individual with respect to his or her own benefits under any applicable Plans unless he or she is a Transition Individual by virtue of clause (a), (b), or (c) of this definition.

      1.93. TRUST-OWNED LIFE INSURANCE (VEBA). Trust-Owned Life Insurance (VEBA) means the group life insurance policies purchased from The Prudential Insurance Company of America by the trustee of the Lucent Nonrepresented Health VEBA.

      1.94. U.S. U.S. means the 50 states comprising the United States of America, territories thereof, and the District of Columbia.

      1.95. VEBA. VEBA, when immediately preceded by "Lucent," means any voluntary employees' beneficiary association trust sponsored by Lucent. When immediately preceded by "Agere," VEBA means any voluntary employees' beneficiary association trust sponsored by Agere.

                                  ARTICLE II.
                               GENERAL PRINCIPLES

         2.1. ASSUMPTION OF LIABILITIES.

         AGERE LIABILITIES. Except as otherwise provided in this Agreement or in any of the agreements referred in Section 2.5, Agere hereby agrees, as of the dates set forth herein, to assume and pay, perform, fulfill and discharge, or to cause an Agere Plan to assume, pay, perform, fulfill and discharge, in accordance with their respective terms, all Liabilities (regardless of when or where such Liabilities arose or arise or were or are incurred) to or relating to Transferred Individuals, under or with respect to the employee compensation programs, plans or policies or any Plan listed in Schedule I, other than Liabilities with respect to the Lucent Stock Purchase Plan, to the extent relating to, arising out of or resulting from future, present or former employment with Agere, an Agere Entity, Lucent or a Lucent Entity (including Liabilities under Lucent Plans and Agere Plans). Notwithstanding the foregoing,
(i) Agere shall not, by virtue of any provision of this Agreement or the Separation and Distribution Agreement, be deemed to have assumed any Excluded Liability or to have agreed to alter or amend any provision of Article VI of the Separation and Distribution Agreement, and (ii) neither Agere nor any Agere Entity shall, by virtue of this Section 2.1, be deemed to have assumed a Liability that would otherwise be the Liability of any Agere Plan.

         2.2. AGERE PARTICIPATION IN LUCENT PLANS.

                  (A) PARTICIPATION IN LUCENT PLANS. Effective as of the Participation Commencement Date and subject to the terms and conditions of this Agreement, Agere shall be a Participating Company in the Lucent Plans in effect as of the Participation Commencement Date, and Lucent hereby consents to such status. Each Agere Entity that is, as of the Participation Commencement Date, a Participating Company in any of such Lucent Plans shall continue as such. Effective as of any date on or after the Participation Commencement Date and before the Distribution Date, an Agere Entity not described in the preceding sentence may, at its request and with the consent of Lucent (which shall not be unreasonably withheld), become a Participating Company in any or all of the Lucent Plans. Without Lucent's consent, neither Agere nor any Agere Entity shall become a Participating Company in any such Lucent Plan after the Distribution Date.

                  (B) AGERE'S GENERAL OBLIGATIONS AS PARTICIPATING COMPANY. Agere shall perform with respect to its participation in the Lucent Plans, and shall cause each other Agere Entity that is a Participating Company in any Lucent Plan to perform, the duties of a Participating Company as set forth in such Plans or any procedures adopted pursuant thereto, including: (i) assisting in the administration of claims, to the extent requested by the claims administrator of the applicable Lucent Plan; (ii) cooperating fully with benefit personnel and benefit vendors; (iii) preserving the confidentiality of all financial arrangements Lucent has or may have with any vendors, claims administrators, trustees or any other entity or individual with whom Lucent has entered into an agreement relating to the Lucent Plans; and (iv) preserving the confidentiality of participant health information (including health information in relation to FMLA leaves).

                  (C) TERMINATION OF PARTICIPATING COMPANY STATUS. Agere and each Agere Entity shall cease to be a Participating Company in the Lucent Plans, other than the Lucent Stock Purchase Plan, at the Close of the Distribution Date. Agere and each Agere Entity shall cease to be a Participating Company in the Lucent Stock Purchase Plan with respect to periods after June 30, 2001. Notwithstanding the foregoing, in the event of a Change in Control, Agere and each Agere Entity shall cease to be a Participating Company in the Lucent Stock Award Plans as of the date as of which the adjustments called for by Section 6.3(b) have been made.

         2.3. ESTABLISHMENT OF AGERE PLANS. Effective as of the Offering Date, Agere shall adopt, or cause to be adopted, the Agere Stock Award Plans and the Agere Stock Purchase Plan for the benefit of Agere Individuals and other current and future employees of Agere and the Agere Entities, including Transferred Individuals. Unless previously adopted, effective Immediately after the Distribution Date, Agere shall adopt, or cause to be adopted, the Agere Pension Plans, the Agere Savings Plans, the Agere Health and Welfare Plans, and the Agere Executive Benefit Plans, for the benefit of Transferred Individuals and other current and future employees of Agere and the Agere Entities. Except for the Agere Stock Award Plans, the Agere Stock Purchase Plan and the employer security funds of the Agere Savings Plans, the foregoing Agere Plans as in effect immediately after their effective dates shall be substantially similar in all Material Features to the corresponding Lucent Plans as in effect immediately prior to the effective dates of the Agere Plans, provided that (i) Agere shall not be obligated to adopt an Agere Plan corresponding to the Lucent Technologies Inc. Supplemental Variable Universal Life Plan, and (ii) Agere shall adopt, and Lucent agrees to the adoption by Agere of, an Agere Plan corresponding to the Lucent Technologies Inc. Medical Expense Plan for Retired Employees in effect as of February 1, 2001. The Agere Stock Purchase Plan and those Agere Stock Awards Plans as to which shareholder approval is required shall be adopted by Agere and approved by Lucent as sole shareholder of Agere, prior to their effective dates. On or prior to the Distribution Date, Agere may adopt a plan or other arrangement for the payment of compensation of the Agere Non-Employee Directors in Agere Common Stock or Agere Options.

         2.4. TERMS OF PARTICIPATION BY AGERE INDIVIDUALS AND TRANSFERRED INDIVIDUALS IN AGERE PLANS. The Agere Plans shall be, with respect to Agere Individuals and Transferred Individuals, in all respects the successors in interest to, and shall not provide benefits that duplicate benefits provided by, the corresponding Lucent Plans. Lucent and Agere shall agree on methods and procedures to prevent Agere Individuals and Transferred Individuals from receiving duplicative benefits from the Lucent Plans and the Agere Plans. With respect to Agere Individuals, each Agere Plan that is effective on the Offering Date shall provide that all service, all compensation and all other benefit-affecting determinations that, immediately prior to their effective dates, were recognized under the corresponding Lucent Plan shall, as of the Offering Date, receive full recognition, credit, and validity and be taken into account under such Agere Plan to the same extent as if they occurred under such Agere Plan, except to the extent that duplication of benefits would result. With respect to Transferred Individuals, each Agere Plan effective Immediately after the Distribution Date shall provide that all service, all compensation and all other benefit-affecting determinations that, as of the Close of the Distribution Date, were recognized under the corresponding Lucent Plan shall, Immediately after the Distribution Date, receive full recognition, credit, and validity and be taken into account under such Agere Plan to the same extent as if they occurred under such Agere Plan, except to the extent that duplication of benefits would result. The provisions of this Agreement for the transfer of assets from certain trusts relating to Lucent Plans (including Non-U.S. Plans) to the corresponding trusts relating to Agere Plans (including Non-U.S. Plans) are based upon the understanding of the parties that each such Agere Plan will assume all Liabilities of the corresponding Lucent Plan to or relating to Transferred Individuals, as provided for herein. If any such Liabilities are not effectively assumed by the appropriate Agere Plan and are retained by the corresponding Lucent Plan, then the amount of assets transferred to the trust relating to such Agere Plan from the trust relating to the corresponding Lucent Plan shall be recomputed, ab initio, as set forth below but taking into account the retention of such Liabilities by such Lucent Plan, and assets shall be transferred by the trust relating to such Agere Plan to the trust relating to such Lucent Plan so as to place each such trust in the position it would have been in, had the initial asset transfer been made in accordance with such recomputed amount of assets.

         2.5. TRANSITION INDIVIDUALS. Portability of benefits (without duplication thereof) for Transition Individuals shall be set forth in the separate agreements provided for below.

                  (A) MANDATORY PORTABILITY AGREEMENT. Effective as of the Participation Commencement Date, Lucent shall designate Agere as, and Agere shall become, an Interchange Company under the MPA, with all the applicable rights and obligations of such an Interchange Company. Each Agere Entity that is an Interchange Company as of the date of this Agreement shall continue as such. Effective as of any date on or after the Participation Commencement Date, any other Agere Entity that becomes a Participating Company in the Lucent Pension Plans pursuant to Section 2.2 may at its request and with the consent of Lucent (which shall not be unreasonably withheld), become an Interchange Company. Effective Immediately after the Distribution Date, the Agere Pension Plans shall be "Interchange Company Pension Plans" under, and subject to the terms of, the MPA.

                  (B) REPRESENTED INTERCHANGE AGREEMENT. Effective on the Participation Commencement Date, Lucent and Agere shall enter into a Represented Interchange Agreement in the form attached hereto as Exhibit A.

                                  ARTICLE III.
                              DEFINED BENEFIT PLANS

         3.1. ESTABLISHMENT OF MIRROR PENSION TRUST. Effective Immediately after the Distribution Date, Agere shall establish, or cause to be established, a master pension trust qualified in accordance with Code Section 401(a), exempt from taxation under Code Section 501(a), and forming part of the Agere Pension Plans (the "Agere Master Pension Trust").

         3.2. ASSUMPTION OF PENSION PLAN LIABILITIES AND ALLOCATION OF INTERESTS IN THE LUCENT MASTER PENSION TRUST.

                  (A) ASSUMPTION OF LIABILITIES BY AGERE PENSION PLANS. Immediately after the Distribution Date, all Liabilities to or relating to Transferred Individuals under the LRIP or the Lucent Pension Plan, as applicable, shall cease to be Liabilities of the LRIP or the Lucent Pension Plan, as applicable, and shall be assumed by the corresponding Agere Pension Plans.

                  (B) ASSET ALLOCATIONS AND TRANSFERS. No later than April 30, 2002, Lucent shall establish subaccounts (the "Transfer Subaccounts") of the following accounts of the Lucent Technologies Inc. Master Pension Trust (the "Lucent Master Pension Trust") in the approximate amounts set forth below:

Title of Account              Account Numbers      Amount to be transferred
SSgA S&P 500                  22-01150             60% of initial Pension Transfer Amount

BGI Commingled                22-02231             25% of initial Pension Transfer Amount
Fixed Income Index

SSgA EAFE Index               22-52516             15% of initial Pension Transfer Amount


         The initial Pension Transfer Amount shall be an amount equal to ninety percent (90%) of Lucent's reasonable best estimate on May 30, 2002 of the Pension Transfer Amount, determined without giving effect to all of the Liabilities created by the Agere enhanced facility closing program described in Appendix O of the Lucent Technologies Inc. Pension Plan (Appendix O). The parties agree and understand that the Pension Transfer Amount shall give effect to all of the Liabilities created by Appendix O. On the first day after the Distribution Date on which the New York Stock Exchange is open for business (the "First Transfer Date"), Lucent shall transfer or cause to be transferred from the Lucent Master Pension Trust to the Agere Master Pension Trust the assets of the LRIP and the Lucent Pension Plan then in the Transfer Subaccounts.

         On a date agreed upon by Lucent and Agere that is no later than six months after the Distribution Date, or on such later date as they may agree (the "Second Transfer Date"), Lucent shall transfer or cause to be transferred from the Lucent Master Pension Trust to the Agere Master Pension Trust assets of the Lucent Pension Plans, or Agere shall transfer or cause to be transferred from the Agere Master Pension Trust to the Lucent Master Pension Trust assets of the Agere Pension Plans, in an amount having a value equal to the difference between the Pension Transfer Amount and the value on the First Transfer Date of the assets held in the Transfer Subaccounts that were transferred on the First Transfer Date, plus earnings or minus losses equal to the amount that would have been earned or lost (taking into account dividends and all realized and unrealized gains and losses) if (A) 60% of such difference had been invested in and achieved a rate of return equal to the S&P 500 Index less one basis point (0.01%), (B) 25% of such difference had been invested in and achieved a rate of return equal to the Lehman Brothers Aggregate Index less one basis point (0.01%) and (C) 15% of such difference had been invested in and achieved a rate of return equal to the EAFE Index less six basis points (0.06%), in each case from the First Transfer Date to, but not including, the Second Transfer Date. The amount to be transferred as of the Second Transfer Date shall be adjusted by the aggregate amount of any pension benefit payments made by the Lucent Master Pension Trust on behalf of the Agere Master Pension Trust (and by the aggregate amount of any pension benefit payments made by the Agere Master Pension Trust on behalf of the Lucent Master Pension Trust) prior to the Second Transfer Date, and to reflect data corrections and computational refinements. The amounts to be transferred on the Second Transfer Date will, unless Lucent and Agere agree otherwise, be transferred in the form of cash. In the event the amount to be transferred on the Second Transfer Date is a negative amount, then Agere shall, unless Lucent and Agere agree otherwise, transfer or cause to be transferred from the Agere Master Pension Trust back to the Lucent Master Pension Trust such amount in cash.

         On or prior to the Second Transfer Date, Lucent shall provide Agere with a copy of the actuarial reports relating to the determination of the Pension Transfer Amount, together with a written certification of the Pension Transfer Amount prepared by the enrolled actuary for the Lucent plans.

                  (C) PENSION TRANSFER AMOUNT.

                  (i) For purposes of this Section 3.2, "Pension Transfer Amount" shall mean the lesser of (A) and (B), where (A) shall be an amount equal to the sum of the following calculations for each plan: the fair market value of the assets (including updated values as of the Distribution Date for private equity investments) of the LRIP or the Lucent Pension Plan, respectively, as of the Distribution Date multiplied by a fraction, the numerator of which shall be the projected benefit obligation for Transferred Individuals under each such plan as of the Distribution Date (using the actuarial methods and assumptions utilized by Lucent in accordance with FAS 87 reporting for determining the disclosure of the projected benefit obligation as of September 30, 2001), and the denominator of which shall be such projected benefit obligation in respect of all participants (including Transferred Individuals) under each such plan (using the same actuarial methods and assumptions), and (B) shall be an amount such that the projected net pension and other postretirement health and life benefit income to Agere under FAS 87 and 106 for the calendar quarter commencing the first of the month immediately following the Distribution Date, based on the plan provisions in effect on the Distribution Date and based on the assumptions set forth in the remainder of this Section 3.2(c), is $0. In either case, the Pension Transfer Amount will be determined giving effect to all of the Liabilities created by Appendix O (relating to the Agere Enhanced Facility Closing Program). .

                  (ii) Notwithstanding the foregoing provisions of this paragraph 3.2(c), in no event shall the Pension Transfer Amount be less than the minimum required transfer amount for Transferred Individuals determined in accordance with the terms of the LRIP and the Lucent Pension Plan and the requirements of Section 414(l) of the Code, utilizing the "safe harbor" rates and assumptions set forth in the regulations promulgated by the PBGC under
Section 4044 of ERISA as of the Distribution Date and the turnover assumptions used to determine the funding requirements for the 2000 plan year (provided that the inclusion of this turnover assumption shall not reduce the total Pension Transfer Amount for both plans) except that no expense load, including any loading charge determined under the Loading Assumptions set forth in Appendix C to Part 4044 of the PBGC Regulations, shall be charged.

                  (iii) The amount specified in clause (B) of Section 3.2(c)(i) shall be determined on a pro-forma basis as of the Distribution Date using the applicable actuarial methods and assumptions utilized by Lucent in accordance with its FAS 87 and 106 reporting as of September 30, 2001 and after giving effect to the estimated amounts of the transfers described in Sections 5.3, 5.4, and 6.6. In making such determinations, unrecognized accounting items will be allocated between Agere and Lucent pursuant to Question and Answer 81 contained in the Implementation Guidelines of Statement of Financial Accounting Standards No. 87. If clause (B) of Section 3.2(c)(i) is less than clause (A), the amount of pension assets to be allocated to the Agere RIP and the Agere Pension Plan will be determined such that the ratio of the funded ratios of the Agere Pension Plan and the Agere RIP immediately after the Distribution Date equals the ratio of the funded ratios of the Lucent Pension Plan and the LRIP immediately before the Distribution Date.

                  (iv) For purposes of determining all actuarial liabilities required under this Section 3.2(c), active and inactive employee data shall be based on the census data as of the Distribution Date. To the extent that there are transfers of pension assets with respect to participants relating to pre-Distribution Date transactions and/or obligations, the following principles shall apply: (A) with respect to MPA transfers, transfers of pension assets into the Lucent pension plans with respect to employees covered by the MPA for whom pension assets had not transferred as of the Distribution Date shall be allocated to the respective pension plan to which the participant is assigned as of the Distribution Date; and transfers of pension assets from the Lucent Pension Plans (without regard to the Agere Pension Plans' assets) with respect to employees covered by the MPA for whom pension assets had not transferred as of the Distribution Date shall be transferred from the respective Lucent Pension Plans to Agere Pension Plans; (B) with respect to internal transfers (LRIP to the Lucent Pension Plan, or reverse), the audited pension asset transfer amounts shall be adjusted to reflect the internal transfers between the LRIP and the Lucent Pension Plan that were not taken into account prior to the Distribution Date; (C) any other pension asset transfers not described above will be treated in a manner consistent with the principles underlying the methodologies described in items (A) and (B) above; and (D) with respect to Liabilities for Transferred Individuals that (I) are required to be assumed by an Agere Pension Plan, (II) are not finally determined until after the Distribution Date, and
(III) were based on events occurring prior to the Distribution Date that would have been included in the projected benefit obligation for Transferred Individuals as of the Distribution Date, had they been determined as of such date, the Pension Transfer Amount shall be adjusted to take into account such Liabilities as soon as practicable after they have been determined.


                                  ARTICLE IV.
                           DEFINED CONTRIBUTION PLANS


         4.1. SAVINGS PLANS.

                  (A) NONREPRESENTED SAVINGS PLAN TRUST. Effective no later than Immediately after the Distribution Date, Agere shall establish, or cause to be established, a separate trust qualified under Code Section 401(a), exempt from taxation under Code Section 501(a), and forming part of the Agere Savings Plan.

                  (B) ASSUMPTION OF LIABILITIES AND TRANSFER OF ASSETS. Effective no later than Immediately after the Distribution Date: (i) the Agere Savings Plan shall assume and be solely responsible for all Liabilities to or relating to Transferred Individuals under the Lucent Savings Plan and (ii) Lucent shall cause the accounts of the Transferred Individuals under the Lucent Savings Plan which are held by its related trust to be transferred to the Agere Savings Plan and its related trusts, and Agere shall cause such transferred accounts to be accepted by such plans and trusts. Effective no later than Immediately after the Distribution Date, Agere shall use its reasonable best efforts to enter into agreements satisfactory to Agere to accomplish such assumptions and transfers, the maintenance of the necessary participant records, the appointment of Fidelity Management Trust Company as initial trustee under the Agere Savings Plan, and the engagement of Fidelity Institutional Retirement Services Company as initial recordkeeper under such plans. The 2001 variable match for Transferred Individuals who are participants in the Agere Savings Plan will be determined and funded by Agere in an amount at least equal to that which would have been provided under the Lucent Savings Plan had the assumption of liabilities and transfer of assets described herein not occurred.

                  (C) MAINTENANCE OF FROZEN EMPLOYER SECURITY FUNDS. Agere agrees that it will continue to maintain a Lucent Stock Fund and a Lucent Employer Shares Fund under the Agere Savings Plans to hold shares of Lucent Common Stock credited to Transferred Individuals under the corresponding investment funds under the Lucent Savings Plans. Agere will maintain such funds for three years from the Distribution Date, or until such earlier date, for either fund, on which 80% of the respective assets of such fund shall have been distributed or transferred to another investment fund. Lucent agrees that it will continue to maintain an Agere Stock Fund to hold shares of Agere Common Stock received by the Lucent Stock Fund in connection with the Distribution, for the benefit of participants who are not Transferred Individuals, for three years from the Distribution Date, or until such earlier date on which 80% of the assets of such investment fund have been distributed or transferred to another investment fund. Lucent and Agere acknowledge that no further contributions or investment transfers will be allowed into either the Agere Stock Fund under the Lucent Savings Plans or the Lucent Stock Fund under the Agere Savings Plans after the Distribution Date.

         4.2. LTSSPS AND LESOPS.

                  (A) REPRESENTED SAVINGS PLAN TRUST. Effective no later than Immediately after the Distribution Date, Agere shall establish, or cause to be established, a separate trust, qualified in accordance with Code Section 401(a), exempt from taxation under Code Section 501(a), and forming part of the Agere LTSSP.

                  (B) ASSUMPTION OF LTSSP LIABILITIES. Effective no later than Immediately after the Distribution Date: (i) the Agere LTSSP shall assume and be solely responsible for all Liabilities to or relating to Transferred Individuals under the Lucent LTSSP and (ii) Lucent shall cause the accounts of the Transferred Individuals under the Lucent LTSSP which are held by its related trust to be transferred to the Agere LTSSP and its related trust, and Agere shall cause such transferred accounts to be accepted by such plans and trusts. Effective no later than Immediately after the Distribution Date, Agere shall use its reasonable best efforts to enter into agreements satisfactory to Agere to accomplish such assumption and transfer, the maintenance of the necessary participant records, the appointment of Fidelity Management Trust Company as initial trustee under the Agere LTSSP, and the engagement of Fidelity Institutional Retirement Services Company as initial recordkeeper under such plans.

                  (C) LEVERAGED STOCK OWNERSHIP PLAN.

                  (i) Effective no later than Immediately after the Distribution Date, Agere shall establish, or cause to be established, a separate trust (the "Agere LESOP Trust"), qualified in accordance with Code Section 401(a), exempt from taxation under Code Section 501(a), and forming part of the Agere LTSSP.

                  (ii) Effective no later than Immediately after the Distribution Date: (A) the Agere LTSSP shall assume and be solely responsible for all Liabilities relating to Transferred Individuals under the Lucent LTSSP that relate to, arise out of or result from the Lucent LESOP; (B) Lucent shall cause the accounts of the Transferred Individuals under the Lucent LTSSP which are held by the Lucent LESOP Trust to be transferred to the Agere LTSSP and the Agere LESOP Trust; and (C) Agere shall cause all accounts so transferred to be accepted by such plan and trust. Notwithstanding any other provision of the Agreement (including without limitation Section 8.13), the parties may agree to an adjustment to the LESOP transfer procedures described in this Section 4.3, as appropriate so that such transfers reflect the proper characterization of participants as Transferred Individuals. Effective no later than Immediately after the Distribution Date, Agere shall use its reasonable best efforts to enter into agreements acceptable to Agere to accomplish such assumption and transfers, the maintenance of the necessary participant account records, the appointment of Fidelity Management Trust Company as initial trustee of the Agere LESOP Trust, and the engagement of Fidelity Institutional Retirement Services Company as initial recordkeeper of the Agere LESOP.

                  (iii) The parties intend that, as the result of the above-described transactions, after the Close of the Distribution Date, the Agere LESOP and Agere LESOP Trust will, in addition to the assumption of Liabilities provided for above, continue to maintain those protections and rights that are required under the Code to be nonterminable, so that securities acquisition loans made to the Lucent LESOP Trust and the Agere LESOP Trust, if any, will be exempt from the prohibited transaction rules of the Code and ERISA pursuant to Code Section 4975(d)(3).

                  (iv) The parties acknowledge that, as a result of the transfer of assets described in Section 4.2(c)(ii) and the Distribution, both the Lucent LESOP and the Agere LESOP will, after the Close of the Distribution Date, hold shares of both Lucent Common Stock and Agere Common Stock. The parties further acknowledge that applicable law generally prohibits such plans from holding securities that are not "qualifying employer securities" within the meaning of Code Section 409 for more than a reasonable time after the Distribution Date unless the IRS grants an extension of time. In furtherance of any required dispositions and reinvestments, Lucent and Agere may take all actions necessary or appropriate to permit the exchange of shares of Agere Common Stock held by the Lucent LESOP Trust for shares of Lucent Common Stock held by the Agere LESOP Trust, including the engagement of a fiduciary not affiliated with either Lucent or Agere to advise the parties regarding the time and manner (including the exchange ratio) of such exchange.

                  (v) The parties acknowledge their expectation that all shares of Lucent Common Stock acquired under the Lucent LESOP Trust with the proceeds of a securities acquisition loan will have been fully allocated prior to the Distribution Date. If any such shares have not been so allocated as of the Distribution Date, Lucent and Agere agree to take all reasonable actions to complete such allocations or take such other actions as they deem appropriate as soon as practicable after the Distribution Date on a basis that will insure that each of the Lucent LESOP and the Agere LESOP will continue to satisfy all applicable requirements for qualification as an employee stock ownership plan under the applicable provisions of Code Sections 401(a) and 4975(e)(7).

                                   ARTICLE V.
                            HEALTH AND WELFARE PLANS

         5.1. ESTABLISHMENT OF MIRROR HEALTH AND WELFARE PLAN TRUSTS. On or before the Distribution Date, Agere shall establish, or cause to be established the following trusts, if assets will be transferred from the corresponding Lucent trusts pursuant to Sections 5.3 or 5.4: (a) the Agere Postretirement Health Trusts, for the purpose of funding claims for post-retirement benefits under the Agere Health Plans, and (b) the Agere Postretirement Life VEBA, for the purpose of funding claims for post-retirement life insurance benefits. Such trusts shall meet the requirements of Code Sections 419, 419A, 501(a), and 501(c)(9). Agere shall use its reasonable best efforts to enter into agreements satisfactory to Agere for the appointment as initial trustee under each such trust of the trustee of the corresponding Lucent trust.

         5.2. ASSUMPTION OF HEALTH AND WELFARE PLAN LIABILITIES.

                  (a) Effective no later than Immediately after the Distribution Date, all Liabilities to or relating to Transferred Individuals under the Lucent Health and Welfare Plans shall cease to be Liabilities of the Lucent Health and Welfare Plans and shall be assumed by the corresponding Agere Health and Welfare Plans.

                  (b) All treatments which are being provided to a Transferred Individual as of the assumption date described in Section 5.2(a) by a provider that is not participating in any Agere Health and Welfare Plan shall be provided without interruption under the appropriate Lucent Health and Welfare Plan until such treatment is concluded or discontinued pursuant to applicable plan rules and limitations, but Agere shall be responsible for all Liabilities relating to, arising out of or resulting from such on-going treatments after such assumption date.

                  Notwithstanding the above, Lucent agrees to remain responsible for the payment of claims for Transferred Individuals who are being treated as hospital inpatients as of the assumption date described in Section 5.2(a) until such time as they are released from the hospital. This commitment is subject to a maximum amount of $25,000 per Transferred

Individual with respect to claims incurred after such assumption date. Agere will be responsible for any inpatient treatment amount over the $25,000 limit.

                  (c) Agere shall assume, effective no later than Immediately after the Distribution Date, all Liabilities relating to, arising out of or resulting from special commitments made by AT&T Corp., and assumed by Lucent in connection with the distribution to stockholders of Lucent Common Stock from AT&T Corp., to provide benefits with respect to Transferred Individuals for custodial care or other services not covered by any Lucent Health and Welfare Plans. Before the Distribution Date, Lucent shall transfer to Agere copies of any documentation, and a complete written description, of the terms of all such special commitments to Transferred Individuals.

                  (d) Agere shall not be required to make any contributions to a Lucent VEBA.

                  (e) Agere shall cause its Health and Welfare Plans to recognize and maintain all coverage and contribution elections made by Transferred Individuals under the Lucent Health and Welfare Plans. Agere shall apply such elections under its Health and Welfare Plans for the remainder of the period or periods for which the elections are by their terms applicable. The movement of Transferred Individuals from Lucent to Agere shall neither constitute nor be treated as a "status change" under the Health and Welfare Plans of Lucent or Agere.

                  (f) Agere shall also cause its Health and Welfare Plans to recognize and give credit for (i) all amounts applied by Transferred Individuals under the Lucent Health and Welfare Plans to deductibles, out-of-pocket maximums, and other applicable benefit coverage limits with respect to which such expenses have been incurred during the calendar year in which the assumption date described in Section 5.2(a) occurs, and (ii) all benefits paid to, or received by, Transferred Individuals under the Lucent Health and Welfare Plans, in either case, for purposes of determining when such persons have received the maximum benefits, including lifetime maximum benefits, provided under its Health and Welfare Plans.

                  (g) Agere shall (i) provide coverage to Transferred Individuals under its Group Life Program without the need to undergo a physical examination or otherwise provide evidence of insurability, and (ii) recognize and maintain all irrevocable assignments and accelerated benefit option elections made by Transferred Individuals under the Lucent Group Life Program.

                  (h) In carrying out its obligations under Section 5.2(e), (f), and (g), Agere may rely on the most recent explanation of benefits furnished to Agere by a Transferred Individual and such other information as is readily available from Lucent's business records and as is timely provided to Agere.

                  (i) To the extent any Transferred Individual contributed to an account under the Lucent CECRA Plan or the Lucent HCRA Plan during the calendar year in which the assumption date described in Section 5.2(a) occurs, Lucent shall transfer to the corresponding

Agere Health and Welfare Plan the account balances of the Transferred Individual for such calendar year under the Lucent CECRA Plan or the Lucent HCRA Plan, as applicable, and, in the case of the Lucent HCRA Plan, regardless of whether the account balance is positive or negative.

         5.3. LUCENT REPRESENTED HEALTH VEBA ASSET TRANSFER.

                  (a) This Section 5.3 shall govern the transfer of assets from the Lucent Represented Health VEBA to the corresponding Agere Represented Health VEBA. As soon as practicable after the Distribution Date, Lucent shall determine the aggregate value, as of the Close of the Distribution Date, of the accumulated postretirement benefit obligations of each Lucent Plan funded by the Lucent Represented Health VEBA, with respect to all Transferred Individuals who are Represented Employees. As soon as practicable after such determination is made and as of the last business day of a month, and subject (i) (to the extent reasonably determined by Lucent) to Lucent's receipt of a favorable ruling from the Internal Revenue Service with respect to such transfer, and (ii) to the filing of IRS Form 1024 by the Agere Represented Health VEBA, there shall be transferred from the Lucent Represented Health VEBA to the corresponding Agere Represented Health VEBA an amount of assets determined as set forth below. Assets of the Lucent Represented Health VEBA, equal to the fair market value as of the Close of the Distribution Date of the assets of the plan funded by such Lucent VEBA multiplied by a fraction, the numerator of which shall be the accumulated postretirement health benefit obligation under FAS 106 for Transferred Individuals whose postretirement health benefit is funded by such VEBA, and the denominator of which shall be the accumulated postretirement health benefit obligation under FAS 106 for all participants and dependents whose postretirement health benefit is funded by such VEBA, (the "Represented Health VEBA Transfer Amount") shall be transferred to the Agere Represented Health VEBA. The parties intend that, subject to the conditions described above, an initial transfer of 50% of Lucent's reasonable best estimate of the Represented Health VEBA Transfer Amount shall be transferred to the Agere Represented Health VEBA on the last business day of the month in which the Distribution Date occurs, with the remainder expected to be transferred on the Second Transfer Date (as defined in Section 3.2(b)).

                  (b) For purposes of Section 5.3(a), all determinations shall be made as of the Distribution Date, based on the active and inactive census data as of the Distribution Date. For purposes of determining the accumulated postretirement benefit obligation, the assumptions and methods used by Lucent in determining the disclosure of accumulated postretirement benefit obligation under FAS 106 as of September 30, 2001 shall be used. The amounts to be transferred as described above shall be adjusted by the aggregate amount of any payments made by the Lucent Represented Health VEBA for Transferred Individuals (and by the aggregate amount of any payments made by the Agere Represented Health VEBA on behalf of the Lucent Represented Heath VEBA) prior to such transfer, and increased by realized and unrealized earnings or decreased by realized and unrealized losses on such amounts (net of expenses and applicable unrelated business income tax) from the Distribution Date through the date of such transfer. The asset transfers required by this Section 5.3 shall be made in cash, by transfer of a pro-rata portion of the entire assets of the transferor VEBA, or in such other form as may be agreed by the parties. Nothing in this Agreement shall be interpreted to provide that any assets so transferred have reverted to Lucent or Agere.

         5.4. POSTRETIREMENT LIFE TRUST ASSET TRANSFER; TRANSFER OF RETIREMENT FUNDING ACCOUNT ASSETS. This Section 5.4 shall govern the transfer of assets from the Lucent Postretirement Life Trust to the corresponding Agere Postretirement Life Trust. The Lucent Postretirement Life Trust has a group term life insurance policy ("Lucent Policy") with an RFA ("Lucent RFA") maintained for the purpose of accumulating, through employer contributions in advance of employee retirements, a fund to be used to pay all or a portion of the costs for continuing life insurance protection for employees after their retirement. Agere shall take such steps as may be necessary to create a second group life insurance policy ("Agere Policy"), that also has an RFA ("Agere RFA"), within the Agere Postretirement Life Trust. As soon as practicable after the Distribution Date and as of the last business day of a month, and subject (to the extent determined by Lucent) to Lucent's receipt of favorable rulings from the Internal Revenue Service with respect to such transfers, Lucent shall cause to be transferred from the Lucent RFA to the Agere RFA an amount equal to the product of (a) and (b) below, adjusted by the aggregate amount of any payments made by the Lucent Postretirement Life Trust for Transferred Individuals (and by the aggregate amount of any payments made by the Agere Postretirement Life Trust on behalf of the Lucent Postretirement Life Trust) prior to such transfer, and increased by actual earnings or decreased by actual losses on such amount (net of expenses and applicable unrelated business income tax) from the Distribution Date through the date of such transfer (the "Life VEBA Transfer Amount"). For purposes of the immediately preceding sentence, (a) shall be a fraction (the "Life VEBA Ratio") the numerator of which shall be the accumulated postretirement life insurance benefit obligation under FAS 106 for Transferred Individuals as of the Distribution Date (determined in accordance with the assumptions and methods used by Lucent in determining the disclosure of accumulated postretirement benefit obligations under FAS 106 as of September 30,
2001), and the denominator of which shall be the accumulated postretirement life insurance benefit obligation under FAS 106 as of the Distribution Date for all participants under the Lucent Plan funded by the Postretirement Life Trust (determined in accordance with such assumptions and methods), and (b) shall be the fair market value of all Lucent Postretirement Life Trust assets as of the Distribution Date. Lucent and Agere shall adopt, and shall use their reasonable best efforts to cause their insurers to adopt, procedures to implement such asset transfers in a reasonable and expeditious manner that is consistent with the underlying group life insurance contracts and applicable legal requirements. The parties agree that the amount of assets of the Lucent RFA attributable to contributions made to the RFA (or predecessor RFAs) before January 1, 1986 (the "Pre-DEFRA Reserves") to be transferred to the Agere RFA shall be equal to the Pre-DEFRA Reserves of the Lucent RFA multiplied by the Life VEBA Ratio. Nothing in this Agreement shall be interpreted to provide that any assets so transferred have reverted to Lucent or Agere. The parties intend that, subject to the conditions described above, an initial transfer of 90% of Lucent's reasonable best estimate of the Life VEBA Transfer Amount shall be transferred to the Agere RFA as soon as practicable after the Distribution Date, with the remainder to be transferred on the earliest subsequent date that is practicable for Lucent and Agere.

         5.5. VENDOR CONTRACTS.

                  (A) THIRD-PARTY ASO CONTRACTS.

                    (i) At Agere's request, Lucent shall use its reasonable best efforts to amend each administrative services only contract with a third-party administrator that relates to any of the Lucent Health and Welfare Plans (an "ASO Contract") in existence as of the date of this Agreement to permit Agere to participate in the terms and conditions of such ASO Contract from Immediately after the Distribution Date until the expiration of the financial fee guarantees in effect under such ASO Contract as of the Close of the Distribution Date. Lucent shall use its reasonable best efforts to cause all ASO Contracts into which Lucent enters after the date of this Agreement but before the Close of the Distribution Date to allow Agere to participate in the terms and conditions thereof effective Immediately after the Distribution Date on the same basis as Lucent.

                  (ii) Lucent shall have the right to determine, and shall promptly notify Agere of, the manner in which Agere's participation in the terms and conditions of ASO Contracts as set forth above shall be effectuated. The permissible ways in which Agere's participation may be effectuated include automatically making Agere a party to the ASO Contracts or obligating the third party to enter into a separate ASO Contract with Agere providing for the same terms and conditions as are contained in the ASO Contracts to which Lucent is a party. Such terms and conditions shall include the financial and termination provisions, performance standards, methodology, auditing policies, quality measures, reporting requirements and target claims. The request by Agere for Lucent to amend its ASO Contracts as described in Section 5.5(a)(i) above shall be deemed to be the authorization by Agere of Lucent to act on its behalf to extend to Agere the terms and conditions of the ASO Contracts. Agere shall use its reasonable best efforts to cooperate with Lucent in such efforts, and Agere shall not perform any act, including discussing any alternative arrangements with any third party, that would prejudice Lucent's efforts.

                  (iii) If it becomes reasonably likely that Lucent will not be successful in negotiating contract language that will permit compliance with Sections 5.5(a)(i) and 5.5(a)(ii), Lucent shall so notify Agere promptly, and after such notification, Agere shall be released from the restriction contained in the last sentence of Section 5.5(a)(ii). In such case, Lucent may offer a contingency plan for the administration of the portion of the Lucent Health and Welfare Plans affected by the unavailability of such ASO Contract, including, if possible, an offer by the third-party administrator under the relevant ASO Contract of its services under a separate contract with Agere, with terms and conditions as similar as practicable to those of the ASO Contract with Lucent. Agere shall, effective Immediately after the Distribution Date, either adopt its own contingency plan or the contingency plan established by Lucent for such arrangement.

         (B) HMO AGREEMENTS.

                  (i) At Agere's request, Lucent shall use its reasonable best efforts to amend all letter agreements with HMOs that provide medical services under the Lucent

Medical Plans ("HMO Agreements") in existence as of the date of this Agreement to permit Agere to participate in the terms and conditions of such HMO Agreements, in each case, from the Participation Commencement Date until December 31, 2001, or such other date as the parties may agree upon.

                  (ii) Lucent shall have the right to determine, and shall promptly notify Agere of, the manner in which Agere's participation in the terms and conditions of all HMO Agreements as set forth above shall be effectuated. The permissible ways in which Agere's participation may be effectuated include automatically making Agere a party to the HMO Agreements or obligating the HMOs to enter into letter agreements with Agere which are similar to the HMO Agreements. Such terms and conditions shall include the financial and termination provisions of the HMO Agreements. The request of Agere described in
Section 5.5(b)(i) above shall be deemed Agere's authorization of Lucent to act on its behalf to extend to Agere the terms and conditions of the HMO Agreements. Agere shall use its reasonable best efforts to cooperate with Lucent in such efforts, and Agere shall not perform any act, including discussing any alternative arrangements with any third-party that would prejudice Lucent's efforts.

                  (iii) Notwithstanding anything in this Article V to the contrary, Agere shall have the sole discretion to determine which HMOs to offer to the participants in the Agere Medical Plans Immediately after the Distribution Date.

         5.6. SHORT-TERM DISABILITY. Lucent shall transfer to Agere, effective no later than Immediately after the Distribution Date, responsibility for administering all claims incurred under the Lucent STD by Transferred Individuals before the Close of the Distribution Date that are administered by Lucent as of the Close of the Distribution Date. Agere shall have sole discretionary authority to make any necessary determinations with respect to such claims, including entering into settlements with respect to such claims.

         5.7. GROUP LIFE PROGRAMS. Effective no later than Immediately after the Distribution Date, Lucent shall cause the insurance carrier that provides basic active life insurance coverage, supplemental life insurance coverage, dependent life insurance coverage, accidental life insurance coverage and the portion of the post-retirement life insurance benefit which exceeds $50,000 per participant under the Lucent Group Life Program to: (a) perform an experience rating; (b) allocate the applicable premium stabilization reserves between Lucent and Agere on an actuarial basis; (c) allocate pending claim reserves based on actual claims data; and (d) allocate unreported claim reserves based on expected claims by coverage.

         5.8. COBRA. Through a date no later than the Close of the Distribution Date, Lucent shall be solely responsible for administering compliance with the health care continuation coverage requirements of COBRA and the Lucent Health and Welfare Plans with respect to Agere Individuals and Agere and the Agere Entities shall be responsible for filing all necessary employee change notices with respect to their respective employees in accordance with applicable Lucent policies and procedures. Effective no later than Immediately after the Distribution Date, Agere shall be solely responsible for administering compliance with the health care continuation coverage requirements of COBRA, the Agere Health and Welfare plans, and, with respect to Transferred Individuals and beneficiaries and dependents thereof, the Lucent Health and Welfare Plans.

         5.9. LEAVE OF ABSENCE PROGRAMS AND FMLA.

                  (a) Effective Immediately after the Distribution Date: (i) Agere shall honor, and shall cause each Agere Entity to honor, all terms and conditions of leaves of absence which have been granted to any Transferred Individual under a Lucent Leave of Absence Program or FMLA before the Close of the Distribution Date by Lucent, Agere, or an Agere Entity, including such leaves that are to commence after the Distribution Date; (ii) Agere and each Agere Entity shall be solely responsible for administering leaves of absence and compliance with FMLA with respect to their employees; and (iii) Agere and each Agere Entity shall recognize all periods of service of Transferred Individuals with Lucent or a Lucent Entity, as applicable, to the extent such service is recognized by Lucent for the purpose of eligibility for leave entitlement under the Lucent Leave of Absence Programs and FMLA; provided, that no duplication of benefits shall be required by the foregoing.

                  (b) As soon as administratively possible after the Close of the Distribution Date, Lucent shall provide to Agere copies of all records pertaining to the Lucent Leave of Absence Programs and FMLA with respect to all Transferred Individuals to the extent such records have not been provided previously to Agere or an Agere Entity.

         5.10. LUCENT WORKERS' COMPENSATION PROGRAM.

                  (A) ADMINISTRATION OF CLAIMS. Effective immediately after the Participation Commencement Date, Agere shall be responsible for the administration of all claims that are, or have been, incurred under the Lucent WCP before the Participation Commencement Date by Agere Individuals ("Agere WCP Claims"). Agere shall discharge its responsibility by securing insurance coverage or, to the extent Legally Permissible (as defined below), securing a self-insurance certificate in one or more states. For purposes of this Section 5.10(a), "Legally Permissible" shall be determined on a state-by-state basis, and shall mean that administration of Agere WCP Claims by Agere is permissible under the applicable state's workers' compensation laws (taking into account all relevant facts, including that Agere may have a self-insurance certificate in that state).

                  (B) COOPERATION. Each party shall fully cooperate with the other with respect to the administration and reporting of Agere WCP Claims and the transfer of the administration of any Agere WCP Claims to Agere as determined under this Section 5.10. Upon the request of Agere, Lucent will make reasonable efforts to support any application Agere may make for a self-insurance certificate in one or more states.

                  (C) AT&T LIABILITY. Agere shall protect and hold Lucent harmless from and against all Liabilities Lucent may incur to AT&T Corp. in respect of Agere WCP Claims.

         5.11. LUCENT EMPLOYEE ASSISTANCE PROGRAM. Effective no later than Immediately after the Distribution Date, Agere shall contract with an employee assistance program vendor to provide employee assistance program services to Transferred Individuals. As of the Close of the Distribution Date, the Lucent Employee Assistance Program shall cease to have any responsibility to provide employee assistance services for any Transferred Individuals.

         5.12. UNEMPLOYMENT INSURANCE TAX MANAGEMENT PROGRAM.

         At Agere's request, Lucent shall use its reasonable best efforts to cause its agreement with its unemployment insurance tax management vendor and any successor thereto to permit Agere to participate in the terms and conditions of such agreements from Immediately after the Distribution Date through December 31, 2001. These efforts shall substantially conform to the guidelines set forth in Section 5.5(a) as if such agreements were ASO Contracts. Lucent shall use its reasonable best efforts to cause such agreements to provide that Agere's participation shall include administration of all unemployment compensation claims of Transferred Individuals, regardless of whether such claims were filed before, on, or after the Distribution Date.

         5.13. ADMINISTRATION.

                  (A) COORDINATION OF BENEFITS FOR SPOUSES, DEPENDENTS AND DOMESTIC PARTNERS. Effective no later than Immediately after the Distribution Date, Agere shall cause the Agere Health and Welfare Plans to permit eligible Transferred Individuals to cover their lawful spouses and their domestic partners as dependents if such lawful spouses and domestic partners are active or retired Lucent employees. Effectively no later than Immediately after the Distribution Date, Lucent shall cause the Lucent Health and Welfare Plans to permit eligible Lucent and Lucent Entity employees to cover their lawful spouses or their domestic partners as dependents if such lawful spouses or domestic partners are active or retired Agere employees. All benefits provided under either the Agere Health and Welfare Plans or the Lucent Health and Welfare Plans to a lawful spouse or domestic partner dependent of the other company's plans shall be coordinated pursuant to the terms and conditions of the applicable Health and Welfare Plans as in effect from time to time.

                  (B) HCFA DATA MATCH. Immediately no later than Immediately after the Distribution Date, Agere shall assume all Liabilities relating to, arising out of or resulting from claims verified by Lucent or Agere under the HCFA data match reports that relate to Transferred Individuals. Agere and Lucent shall share all information necessary to verify HCFA data match reports regarding Transferred Individuals. Agere shall not change any employee identification numbers assigned by Lucent without notifying Lucent of the change and the new Employee Identification Number. To the extent that Lucent enters into any settlement negotiations between its health plan carriers or claims administrators and HCFA before the end of the Represented Transition Period, Agere shall have the right to participate in such negotiations.

         (C) OTHER POST-DISTRIBUTION TRANSITIONAL RULES.

                  (i) HEALTH AND WELFARE PLANS SUBROGATION RECOVERY. After the Distribution Date, Lucent shall pay to Agere or the Agere Nonrepresented Health VEBA (as appropriate) any amounts Lucent recovers from time to time through subrogation or otherwise for claims incurred by or reimbursed to any Transferred Individual. If Agere recovers any amounts through subrogation or otherwise for claims incurred by or reimbursed to employees and former employees of Lucent or a Lucent Entity and their respective beneficiaries and dependents (other than Agere Individuals), Agere shall pay such amounts to Lucent or the Lucent Nonrepresented Health VEBA (as appropriate).

                  (ii) EXCHANGE OF HISTORICAL DATA. Lucent acknowledges that Agere shall have access to medical claims and eligibility data for Agere Individuals from the Medstat System 2 through the Close of the Distribution Date. Lucent will allow Agere to make written requests for this historical data until December 31, 2001. Lucent will use its best efforts to respond to complete requests. If any Agere request must be referred to Medstat programmers because the request is outside the capabilities of System 2 or otherwise cannot be completed by Lucent, then any Medstat charges for such services will be paid by Agere.

         5.14. APPLICATION OF ARTICLE V TO AGERE ENTITIES. Any reference in this
Article V to "Agere" shall include a reference to an Agere Entity when and to the extent Agere has caused the Agere Entity to (a) become a party to a vendor contract, group insurance contract, or HMO letter agreement associated with an Agere Health and Welfare Plan, (b) become a self-insured entity for the purposes of one or more Agere Health and Welfare Plans, (c) assume all or a portion of the liabilities or administrative responsibilities for benefits which arose before the Close of the Distribution Date under a Lucent Health and Welfare Plan and which were expressly assumed by Agere pursuant to the terms of this Agreement, or (d) take any other action, extend any coverage, assume any other liability or fulfill any other responsibility that Agere would otherwise be required to take under the terms of this Article V, unless it is clear from the context that the particular reference is not intended to include an Agere Entity. In all such instances in which a reference in this Article V to "Agere" includes a reference to an Agere Entity, Agere shall be responsible to Lucent for ensuring that the Agere Entity complies with the applicable terms of this Agreement and the Transferred Individuals allocated to such Agere Entity shall have the same rights and entitlements to benefits under the applicable Agere Health and Welfare Plans that the Transferred Individual would have had if he or she had instead been allocated to Agere.

         5.15. LUCENT WORK & FAMILY PROGRAMS. No later than Immediately after the Distribution Date, Agere shall contract with a national dependent care resource and referral vendor to provide a family resource program to Transferred Individuals. In addition, no later than Immediately after the Distribution Date, Agere shall provide an adoption reimbursement program to Transferred Individuals and shall assume responsibility for any claims of Transferred Individuals that relate to any adoption not finalized prior to such date. As of the Close of the Distribution Date, the Lucent Technologies Inc. Work and Family Program shall no longer have any responsibility to provide the Lucent Technologies Inc. Family Resource Program or coverage under the Lucent Technologies Inc. Adoption Assistance Plan for any Transferred Individuals.

                                  ARTICLE VI.
               EXECUTIVE BENEFITS, NON-EMPLOYEE DIRECTOR BENEFITS,
                       AND OTHER STOCK-BASED COMPENSATION

         6.1. ASSUMPTION OF OBLIGATIONS. Effective Immediately after the Distribution Date, Agere and the Agere Entities shall assume and be solely responsible for all Liabilities to or relating to Transferred Individuals under all Lucent Executive Benefit Plans other than the Lucent Stock Award Plans and the Lucent Stock Purchase Plan.

         6.2. LUCENT SHORT TERM INCENTIVE PLAN. Lucent and Agere shall cooperate in determining, with respect to all Officer Awards that would otherwise be payable under the Lucent Short Term Incentive Plan to Transferred Individuals for the 2001 performance year, (a) the extent to which established performance criteria (as interpreted by Lucent and Agere, in their discretion, after taking into account the effects of the Distribution) have been met and (b) the payment level for each such Transferred Individual. Agere shall be responsible for paying such Officer Awards.

         6.3. LUCENT STOCK AWARD PLANS. Lucent and Agere shall use their reasonable best efforts to take all actions necessary or appropriate so that each outstanding Award granted under any Lucent Stock Award Plan to and held by any Transferred Individual or, in the event of a Change in Control, by any Agere Individual, shall be replaced with an adjusted Award under a corresponding Agere Stock Award Plan as provided in this Section 6.3.

                  (a) STOCK OPTIONS-GENERAL. Except as otherwise provided in this Section 6.3, the Corporate Governance and Compensation Committee of Lucent's Board of Directors and the Agere Committee shall cause each Award consisting of a Lucent Option that is outstanding as of the Distribution Date and is held by a Transferred Individual to be adjusted, effective as of the Distribution Date, by substitution of an Agere Option under an Agere Stock Award Plan. Each such Agere Option shall provide for the purchase of a number of shares of Agere Common Stock, Class A, equal to the number of shares of Lucent Common Stock subject to the corresponding Lucent Option as of the Distribution Date, multiplied by the Ratio, with fractional shares rounded down to the nearest whole share. The per-share exercise price of such Agere Option shall equal the per-share exercise price of the corresponding Lucent Option as of Distribution Date, divided by the Ratio, rounded to the nearest hundredth of a cent. Each such Agere Option shall otherwise have the same terms and conditions as were applicable to the corresponding Lucent Option as of the Distribution Date, except that references to Lucent, and to Lucent's Affiliates, shall be amended to refer to Agere, and to Agere's Affiliates.

                  (b) STOCK OPTIONS-CHANGE IN CONTROL. In the event of a Change in Control, each Award consisting of a Lucent Option that is outstanding as of the day before the Change in Control and is held by an Agere Individual shall be adjusted by substitution as of such date of an Agere Option under an Agere Stock Award Plan. Each such Agere Option shall provide for the purchase of a number of shares of Agere Common Stock equal to the number of shares of Lucent Common Stock subject to the corresponding Lucent Option, multiplied by the Ratio, with fractional shares rounded down to the nearest whole share. The per share exercise price of such Agere Option shall equal the per share exercise price of the corresponding Lucent Option, divided by the Ratio rounded to the nearest hundredth of a cent. Each such Agere Option shall otherwise have the same terms and conditions as were applicable to the corresponding Lucent Option, except that references to Lucent, and to Lucent's Affiliates shall be amended to refer to Agere, and to Agere's Affiliates. The Corporate Governance and Compensation Committee of Lucent's Board of Directors and the Agere Committee shall take any and all actions as may be necessary or appropriate to carry out the purpose and intention of this Section 6.3(b). This
Section 6.3(b) and provisions of this Agreement related thereto shall survive any termination of the Separation and Distribution Agreement, notwithstanding any provision thereof to the contrary.

                  (c) STOCK OPTIONS - FOREIGN PLANS. Subject to applicable law in non-U.S. jurisdictions, outstanding "Substitute Awards" as such term is defined under Lucent Stock Award Plans shall be adjusted with the aim of achieving equivalent treatment as described above. Notwithstanding the above, no conversions shall be made to Awards which are qualified under the laws of France that are held by Transferred Individuals who are subject to taxation under the laws of France. In the case of the exercise of such Awards by Transferred Individuals whose employment is terminated in connection with a "Company Action" (as such term is defined in the applicable Stock Award Plan) after the Distribution Date, within 30 days of receiving a request from Lucent for reimbursement Agere shall reimburse Lucent for the incremental social tax costs that Lucent incurs under the laws of France upon the exercise of such Awards.

                  (d) RESTRICTED STOCK AND RESTRICTED STOCK UNITS. The Agere Committee shall cause each Award that consists of restricted shares of Lucent Common Stock or restricted stock units relating to shares of Lucent Common Stock that is outstanding as of the Distribution Date and is held by a Transferred Individual to be adjusted, effective as of the Distribution Date, by substitution of a new Award under an Agere Stock Award Plan consisting of a number of restricted shares of Agere Common Stock and/or restricted stock units relating to shares of Agere Common Stock equal to the number of restricted shares or restricted stock units of Lucent Common Stock constituting such Award as of the Distribution Date multiplied by the Ratio, with fractional shares rounded down. Each such adjusted Award shall otherwise have the same terms and conditions as were applicable to the corresponding Lucent Award as of the Distribution Date, except that references to Lucent and its Affiliates shall be amended to refer to Agere and its Affiliates and dividend equivalent payments, if any, shall be payable after the Distribution Date with reference to dividends on Agere Common Stock. In the event of a Change in Control, the adjustments and substitution provided for herein shall be made as of the Offering Date with respect to the Awards outstanding on the day before the Change in Control and held by Agere Individuals, based on the Ratio.

                  (e) 1999 - 2001 PERFORMANCE SHARE PAYMENTS. Lucent shall provide information to Agere regarding the accrual of any Performance Share payments for the 1999 through 2001 cycle and Agere, in its sole discretion, shall determine the amount of any Performance Share payments for such individuals for the 1999 through 2001 cycle. Agere shall be responsible for making such Performance Share payments to Transferred Individuals for the 1999 through 2001 Performance Share cycle.

         6.4. LUCENT DEFERRAL PLAN. Each Transferred Individual who has a deferred Lucent share unit account under the Lucent Deferral Plan shall be permitted an irrevocable election to have the share units in such account converted to their cash value and transferred to the cash account under the Lucent Deferral Plan, which election shall be made in accordance with procedures established by Lucent, in its sole discretion, before and effective as of the Distribution Date. Immediately after the Distribution Date, the balance of any Transferred Individual in either a Lucent share unit account or a cash account under the Lucent Deferral Plan as of the Close of the Distribution Date shall be transferred to a Agere share unit account or cash account, respectively, under the Agere Deferral Plan, with a number of Agere share units equal to the number of Lucent share units under the Lucent Deferral Plan as of the Close of the Distribution Date multiplied by the Ratio. In the event of a Change in Control, the election rights, account transfers and conversion of Lucent share units to Agere share units shall all be provided or done as of the Offering Date.

         6.5. RABBI TRUST.

                  (a) ESTABLISHMENT OF MIRROR RABBI TRUST. Effective no later than Immediately after the Distribution Date, Agere shall establish, or cause to be established, the Agere Rabbi Trust as a grantor trust subject to Code Sections 671 et seq., which shall, unless otherwise determined by the Agere Committee, be substantially similar in all Material Features to the Lucent Rabbi Trust, other than the definitions of the terms "potential change in control" and "change in control." Agere shall appoint as trustee under the Agere Rabbi Trust a trustee reasonably acceptable to Lucent.

                  (b) FUNDING OF AGERE RABBI TRUST.

                  (i) As soon as practicable after the Close of the Distribution Date, Lucent shall determine the amount of the liabilities under the Lucent Executive Benefits Plans that are payable from the Lucent Rabbi Trust as of the Distribution Date and the amount of such liabilities attributable to Transferred Individuals. Lucent shall then cause the trustee of the Lucent Rabbi Trust to transfer to the trustee of the Agere Rabbi Trust an amount in cash equal to the present value of liabilities attributable to Transferred Individuals, to the extent such liabilities are funded under the Lucent Rabbi Trust as of the Distribution Date. For purposes of this Section 6.5(b)(i), liabilities shall be determined based upon the "Full Funding Amount" as defined in Section 2.5 of the Lucent Rabbi Trust.

                  (ii) As of the Distribution Date, Agere and Lucent shall identify the Transferred Individuals and other individuals insured by trust-owned life insurance polices held by the trustee of the Lucent Rabbi Trust and (after any transfers described in Section 6.5(b)(i)) the trustee of the Agere Rabbi Trust, and shall share (and shall cause the trustees of their respective Rabbi Trusts to share) such information as may be necessary for each to determine when and whether such individuals are deceased.

         6.6. LUCENT EXECUTIVE LIFE INSURANCE. Lucent and Agere shall take all actions necessary or appropriate to assign to Agere, effective as of the Distribution Date, Lucent's rights and interests, to the extent attributable to Transferred Individuals, in (a) the life insurance policies under the Executive Life Insurance Program issued by Metropolitan Life Insurance Company, (b) any additional life insurance program that may be implemented by Lucent before the Close of the Distribution Date, with respect to Transferred Individuals, effective Immediately after the Distribution Date, and (c) under the Lucent Non-Employee Director Plan effective as of the Distribution Date (such policies, the "Assigned Policies"). Such actions shall include Agere's acceptance of any collateral assignments, policy endorsements or such other documentation executed by or on behalf of Transferred Individuals and Agere Non-Employee Directors, or any trustee of any trust to which such individual's policy rights or incidents of ownership under the Assigned Policies have been assigned, and Agere's entering into such agreements as may be necessary to fulfill any obligations of Lucent to any insurance company or insurance agent or broker under the Assigned Policies. From and after the date of the assignment of any Assigned Policy to Agere, Agere shall assume and be solely responsible for all Liabilities, and shall be entitled to all benefits, of Lucent under such policy and under the Executive Life Insurance Program, the Lucent Non-Employee Director Plan and any additional life insurance program that may be implemented by Lucent before the Close of the Distribution Date, as the case may be, with respect to such policies, and any related agreements entered into by Transferred Individuals or Agere Non-Employee Directors. This Section 6.6 shall not apply to the life insurance policies purchased under the Lucent Technologies Inc. Voluntary Life Insurance Plan, which shall be retained by Lucent.

         6.7. 162(M). Notwithstanding any other provision of this Article, Lucent and the Corporate Governance and Compensation Committee of Lucent's Board of Directors and Agere and the Agere Committee may modify the procedures for approval and payment of compensation under Article VI to persons who are "covered employees" for purposes of Code Section 162(m), to the extent they reasonably determine that modifications are necessary and desirable to preserve the deductibility of compensation paid to such employees; provided, however, that no such modification shall reduce the compensation payable to such employees below the amount that would have been paid had there been no distribution of Agere Common Stock to Lucent stockholders.

                                  ARTICLE VII.
                             MISCELLANEOUS BENEFITS

         7.1. STOCK PURCHASE PLAN RECORDKEEPING. Lucent and Agere shall cooperate in monitoring the application of Code Section 423 to the Agere Stock Purchase Plan and the Lucent Stock Purchase Plan as reasonably necessary to permit each plan to continue to meet the requirements of such Section.

         7.2. SERVICE ANNIVERSARY AND RETIREMENT AWARD PROGRAM.

                  (a) Before the Close of the Distribution Date, at the request of Agere, Lucent shall use its reasonable best efforts to amend the service anniversary merchandise vendor contract in existence as of the date of this Agreement and related to the Lucent Service Anniversary and Retirement Award Program to permit Agere and the Agere Entities to participate in the terms and conditions of such contract effective Immediately after the Distribution Date. These efforts shall substantially conform with the guidelines set forth in Section 5.5(a) as if the service anniversary merchandise vendor contract were an ASO Contract.

                  (b) Agere and the Agere Entities may provide to their employees service anniversary merchandise bearing the name and/or logo of Lucent ordered by Lucent before the date of this Agreement and delivered under the Agere Service Anniversary and Retirement Award Program to Transferred Individuals and other employees and former employees of Agere and the Agere Entities whose service anniversary occurs on or before December 31, 2001, subject to the terms and conditions of any separate agreement between Lucent and Agere regarding the use of the corporate names, logos, service marks and other intellectual property of Lucent and a Lucent Entity. No service anniversary merchandise bearing the corporate name and/or logo of Lucent shall be delivered to any Transferred Individuals or other employees and former employees of Agere and the Agere Entities with respect to a service anniversary on or after January 1, 2002, without the express written consent of Lucent.

         7.3. 2001 INCENTIVE COMPENSATION PAYMENTS. Unless otherwise agreed, Agere shall be responsible for paying fiscal 2001 short term incentive compensation payments to eligible Agere Individuals who have not become employees of Lucent or a Lucent Entity, as of the date of payment, and to eligible Transferred Individuals (collectively, "Eligible Agere Participants"). Lucent and Agere shall cooperate in determining the extent to which performance awards shall be paid to Represented Employees who are Eligible Agere Participants for the fiscal 2001 performance year and Agere shall make such payment.

                                 ARTICLE VIII.
                           GENERAL AND ADMINISTRATIVE

         8.1. ACTUARIAL AND ACCOUNTING METHODOLOGIES AND ASSUMPTIONS. For purposes of this Agreement, unless specifically indicated otherwise: (i) all actuarial methodologies and assumptions used for a particular Plan shall (except to the extent otherwise determined by Lucent and Agere to be reasonable or necessary) be substantially the same as those used in the actuarial valuation of that Plan used to determine minimum funding requirements under ERISA Section 302 and Code Section 412 for 2000, or, if such Plan is not subject to such minimum funding requirements, used to determine Lucent's deductible Contributions under Code Section 419A or, if such Plan is not subject to Code Section 419A, the assumptions used to prepare Lucent's audited financial statements for fiscal 2000, as the case may be; and (ii) the value of plan assets shall be the value established for purposes of audited financial statements of the relevant plan or trust for the period ending on the date as of which the valuation is to be made. Agere Liabilities relating to, arising out of or resulting from the status of Agere and the Agere Entities as Participating Companies in Lucent Health and Welfare Plans, as provided for in Section 2.2 and all accruals relating thereto shall be determined by Lucent using actuarial assumptions and methodologies (including with respect to demographics, medical trends and other relevant factors) determined by Lucent in a manner consistent with Lucent's practice as in effect on the Distribution Date and in conformance with the generally accepted actuarial principles promulgated by the American Academy of Actuaries, the Code, ERISA, and/or generally accepted accounting principles, as applicable, in each case as interpreted by Lucent consistent with its past practice. Except as otherwise contemplated by this Agreement or as required by law, all determinations as to the amount or valuation of any assets of or relating to any Lucent Plan (whether or not such assets are being transferred to an Agere Plan) shall be made pursuant to procedures to be established by the parties before the Distribution Date.

         8.2. SHARING OF PARTICIPANT INFORMATION. Lucent and Agere shall share, Lucent shall cause each applicable Lucent Entity to share, and Agere shall cause each applicable Agere Entity to share, with each other and their respective agents and vendors (without obtaining releases) all participant information necessary for the efficient and accurate administration of each of the Lucent Plans and the Agere Plans during the respective Transition Periods applicable to such Plans, and with respect to each of the Lucent Health and Welfare Plans and Agere Health and Welfare Plans, Lucent and Agere and their respective authorized agents shall, subject to applicable laws on confidentiality, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other party, to the extent necessary for such administration.

         8.3. REPORTING, DISCLOSURE AND COMMUNICATIONS TO PARTICIPANTS. While Agere is a Participating Company in the Lucent Plans, Agere shall take, and shall cause each other applicable Agere Entity to take, all actions necessary or appropriate to facilitate the distribution of all Lucent Plan-related communications and materials to employees, participants and beneficiaries, including summary plan descriptions and related summaries of material modification, summary annual reports, and notices for the Lucent Plans. Agere shall pay Lucent the cost relating to the copies of all such documents provided to Agere, except to the extent such costs are charged pursuant to an Ancillary Agreement. Agere shall assist, and Agere shall cause each other applicable Agere Entity to assist, Lucent in complying with all reporting and disclosure requirements of ERISA, including the preparation of Form 5500 annual reports for the Lucent Plans, where applicable.

         8.4. NON-TERMINATION OF EMPLOYMENT; NO THIRD-PARTY BENEFICIARIES. No provision of this Agreement or the Separation and Distribution Agreement shall be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any Agere Individual or Transferred Individual or other future, present or former employee of Lucent, a Lucent Entity, Agere, or an Agere Entity under any Lucent Plan or Agere Plan or otherwise. Without limiting the generality of the foregoing: (i) neither the IPO, the Distribution nor the termination of the Participating Company status of Agere or an Agere Entity shall cause any employee to be deemed to have incurred a termination of employment or layoff which entitles such individual to the commencement of benefits under any of the Lucent Plans, any of the Agere Plans, or any of the Individual Agreements; and (ii) except as expressly provided in this Agreement, nothing in this Agreement shall preclude Agere, at any time after the Close of the Distribution Date, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Agere Plan, any benefit under any Plan or any trust, insurance policy or funding vehicle related to any Agere Plan.

         8.5. PLAN AUDITS.

                  (a) AUDIT RIGHTS WITH RESPECT TO THE ALLOCATION OR TRANSFER OF PLAN ASSETS. The determination of the Pension Transfer Amount and the allocation of Pension Plan assets and liabilities pursuant to Section 3.2, the determination and transfer of assets from Lucent VEBAs pursuant to Sections 5.3 and 5.4, the transfer of RFA assets pursuant to Section 5.4 and the determination and transfer of assets from the Lucent Rabbi Trust pursuant to
Section 6.6, shall be audited on behalf of both Lucent and Agere by the consulting firm of The Segal Company. The scope of such audit shall be limited to the accuracy of the final data relied upon and the accuracy of the computation and adherence to the methodology specified in this Agreement and, except as set forth in the last sentence of this Section 8.5(a), such audit shall not be binding on the parties. The auditing firm shall provide its report to both Lucent and Agere. No other audit shall be conducted with respect to the transfer or allocation of Plan assets. The costs of such audit shall be shared proportionately to the asset split between Lucent and Agere, or, at each company's discretion and to the extent allocable thereto, by their respective Pension Plans. To the extent such audit recommends a change to the value of assets allocated to any Agere Plan of less than 0.25 % of the amount originally determined by Lucent's actuaries under each of Sections 3.2, 5.3, 5.4, and 6.6, as applicable to each transfer, the original determination shall be binding on the parties and shall not be subject to the dispute resolution process provided under the Separation and Distribution Agreement. To the extent such audit recommends such a change of 0.25% or more, any unresolved dispute between the parties as to whether and how to make any change in response to such recommendation shall be subject to the dispute resolution process provided under the Separation and Distribution Agreement.

                  (b) AUDIT RIGHTS WITH RESPECT TO INFORMATION PROVIDED.

                           (i) Each of Lucent and Agere, and their respective
duly authorized representatives, shall have the right to conduct audits with respect to all information provided to it by the other party. The party conducting the audit (the "Auditing Party") shall have the sole discretion to determine the procedures and guidelines for conducting audits and the selection of audit representatives under this Section 8.5(b); provided, that audits with respect to the allocation or transfer of Plan assets and liabilities shall be subject only to Section 8.5(a). The Auditing Party shall have the right to make copies of any records at its expense, subject to the confidentiality provisions set forth in the Separation and Distribution Agreement, which are incorporated by reference herein. The party being audited shall provide the Auditing Party's representatives with reasonable access during normal business hours to its operations, computer systems and paper and electronic files, and provide workspace to its representatives. After any audit is completed, the party being audited shall have the right to review a draft of the audit findings and to comment on those findings in writing within ten business days after receiving such draft.

                           (ii) The Auditing Party's audit rights under this
Section 8.5(b) shall include the right to audit, or participate in an audit facilitated by the party being audited, of any Subsidiaries and Affiliates of the party being audited and of any benefit providers and third parties with whom the party being audited has a relationship, or agents of such party, to the extent any such persons are affected by or addressed in this Agreement (collectively, the "Non-parties"). The party being audited shall, upon written request from the Auditing Party, provide an individual (at the Auditing Party's expense) to supervise any audit of a Non-party. The Auditing Party shall be responsible for supplying, at the Auditing Party's expense, additional personnel sufficient to complete the audit in a reasonably timely manner. The responsibility of the party being audited shall be limited to providing, at the Auditing Party's expense, a single individual at each audited site for purposes of facilitating the audit.

                  (c) AUDITS REGARDING VENDOR CONTRACTS. From the Participation Commencement Date through the Distribution Date, Lucent and Agere and their duly authorized representatives shall have the right to conduct joint audits with respect to any vendor contracts that relate to the Lucent Plans. The scope of such audits shall encompass the review of all correspondence, account records, claim forms, canceled drafts (unless retained by the bank), provider bills, medical records submitted with claims, billing corrections, vendors' internal corrections of previous errors and any other documents or instruments relating to the services performed by the vendor under the applicable vendor contracts. Lucent and Agere shall agree on the performance standards, audit methodology, auditing policy and quality measures and reporting requirements relating to the audits described in this Section 8.5 and the manner in which costs incurred in connection with such audits will be shared.

         8.6. BENEFICIARY DESIGNATIONS. All beneficiary designations made by Transferred Individuals for Lucent Plans shall be transferred to and be in full force and effect under the corresponding Agere Plans until such beneficiary designations are replaced or revoked by the Transferred Individual who made the beneficiary designation.

         8.7. REQUESTS FOR IRS RULINGS AND DOL OPINIONS.

                  (a) COOPERATION. Agere shall cooperate fully with Lucent on any issue relating to the transactions contemplated by this Agreement for which Lucent elects to seek a determination letter or private letter ruling from the IRS or an advisory opinion from the DOL. Lucent shall cooperate fully with Agere with respect to any request for a determination letter or private letter ruling from the IRS or advisory opinion from the DOL with respect to any of the Agere Plans relating to the transactions contemplated by this Agreement.

                  (b) APPLICATIONS.

                           (i) Lucent and Agere shall make such applications to
regulatory agencies, including the IRS and DOL, as may be necessary to ensure that any transfers of assets from the Lucent Nonrepresented Health VEBA and the Lucent Postretirement Life Trust to the Agere Nonrepresented Health VEBA and the Agere Postretirement Life Trust will neither (i) result in any adverse tax, legal or fiduciary consequences to Lucent and Agere, the Lucent Nonrepresented Health VEBA and the Lucent Postretirement Life Trust, the Agere Nonrepresented Health VEBA and the Agere Postretirement Life Trust, or any participant therein or beneficiaries thereof, or any successor welfare benefit funds established by or on behalf of Agere, or the trustees of such trusts, nor (ii) contravene any statute, regulation or technical pronouncement issued by any regulatory agency. Within 60 days after the Close of the Distribution Date, Agere shall prepare and file all forms required to obtain favorable tax-exempt determination letters from the IRS for the Agere Postretirement Health and Postretirement Life Trusts. Agere and Lucent agree to cooperate with each other to fulfill any filing and/or regulatory reporting obligations with respect to such transfers.

                           (ii) Promptly after the Distribution Date, Agere will
submit its Pension and Savings Plans to the IRS for favorable determination letters as to their qualified status under section 401(a) of the Code and the tax-exempt status of the trusts under such Plans under section 501(a) of the Code, and will make such changes as may be reasonably required by the IRS as a condition to the grant of favorable determination letters.

                  (c) LIFE INSURANCE. To the extent the transfer or allocation under the terms of this Agreement of all or a portion of any life insurance policies results in any adverse tax or legal consequences, including (i) any finding that such transfer results in the creation of a modified endowment contract within the meaning of Code Section 7702A, a transfer for value within the meaning of Code Section 101(a), or a lack of insurable interest for either Lucent or Agere (or their respective trusts, if any), or (ii) multiple claims for insurance proceeds, Lucent and Agere shall take such steps as may be necessary to contest any such finding and, to the extent of any final determination that such adverse tax or legal consequences will result, Lucent and Agere shall make such further adjustments so as to place both parties in the proportionate financial position that they each would have been in relative to the other but for such adverse tax or legal consequences.

         8.8. FIDUCIARY MATTERS. Lucent and Agere each acknowledges that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable law, and no party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good faith determination that to do so would violate such a fiduciary duty or standard.

         8.9. COLLECTIVE BARGAINING.

                  (a) Lucent and Agere are parties to a National Memorandum of Understanding ("National MOU") with the Communications Workers of America (CWA) and the International Brotherhood of Electrical Workers (IBEW), dated May 30, 1998. The National MOU settles certain terms and conditions of employment for represented occupational employees of Lucent and Agere. The National MOU, and the local collective bargaining agreements (CBAs) which it amends and supplements, expire on May 31, 2003.

                  (b) The parties agree that for the life of the National MOU, it shall continue to apply to both companies according to its terms. The parties further agree that for the life of the National MOU and any CBA covering a bargaining unit of represented occupational employees of both Lucent and Agere, any proposed changes to the National MOU or to the CBA(s) shall require reasonable advance notice to the other party, and the opportunity to participate in any bargaining that may occur with the union(s).

                  (c) To the extent that any provisions of this Agreement are inconsistent with the National MOU or any CBA which covers a bargaining unit of represented occupational employees of both Lucent and Agere, the provisions of the National MOU and/or the CBA(s) prevail.

                  (d) In the event of a force surplus declaration by either party affecting represented occupational employees in a bargaining unit containing both Lucent and Agere employees, resulting in the involuntary separation of one or more employees from the rolls of the party not declaring the surplus, the party declaring the surplus shall bear the cost of any severance payable to such employee(s).

         8.10. CONSENT OF THIRD PARTIES. If any provision of this Agreement is dependent on the consent of any third party (such as a vendor) and such consent is withheld, Lucent and Agere shall use their reasonable best efforts to implement the applicable provisions of this Agreement to the full extent practicable. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, Lucent and Agere shall negotiate in good faith to implement the provision in a mutually satisfactory manner. The phrase "reasonable best efforts" as used herein shall not be construed to require the incurrence of any non-routine or unreasonable expense or liability or the waiver of any right.

         8.11. QUIET PERIODS. Agere shall take such action as is necessary to ensure that participants in the Agere LTSSP, the Agere Savings Plan, and the Stock Award Plans are notified that a quiet period will occur, during which changes in investment direction, withdrawals, exercises and other activity with respect to participants' accounts and Awards generally will not be permitted.

         8.12. LUCENT'S AND AGERE'S GENERAL OBLIGATIONS AS PLAN SPONSORS. Lucent and Agere, respectively, shall continue to administer, or cause to be administered, in accordance with their terms and applicable law, their respective Deferral Plans, Executive Benefit Plans, Non-U.S. Plans, Health and Welfare Plans, LESOP, if any, Pension Plans, Savings Plans, Stock Award Plans, and any other Plan, and shall have the sole discretion and authority to interpret their respective Plans as set forth therein.

         8.13. ADJUSTMENTS TO PLAN TRANSFERS. In the event of transfers of employment status, or corrections to data, calculations or methods used to calculate any Liabilities or assets transferred to the trust relating to an Agere Plan from the trust relating to the corresponding Lucent Plan that occur prior to May 31, 2003, such Liabilities and assets shall be recomputed, ab initio, so as to place each such trust in the position it would have been in, had the initial asset transfer been made in accordance with such recomputed amount of assets. Any such adjustments to amounts transferred pursuant to this Agreement from a Lucent Plan or trust thereunder to a Agere Plan or a trust thereunder shall be made between such Plans or trusts. If an employee assigned to either Agere or Lucent is not correctly reported on the records of any Plan, any Liability arising from such error shall be the responsibility of the employer of the individual on the date such error is identified, or of a Plan sponsored by such employer. Determinations of what entity employs or employed a particular individual shall be made by reference to the applicable legal entity and/or other appropriate accounting code, to the extent possible.

                                   ARTICLE IX.
                                  MISCELLANEOUS

         9.1. NON-U.S. PLANS. Schedule II sets forth the principles that will govern Lucent and Agere's treatment of Non-U.S. Plans.

         9.2. EFFECT IF DISTRIBUTION DOES NOT OCCUR. If the Distribution does not occur, then all actions and events that are, under this Agreement, to be taken or occur effective as of the Close of the Distribution Date, Immediately after the Distribution Date, or otherwise in connection with the Distribution, shall not be taken or occur except to the extent specifically agreed by Agere and Lucent.

         9.3. RELATIONSHIP OF PARTIES. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship set forth herein.

         9.4. AFFILIATES. Each of Lucent and Agere shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by a Lucent Entity or an Agere Entity, respectively.

         9.5. INCORPORATION OF SEPARATION AND DISTRIBUTION AGREEMENT PROVISIONS. The following provisions of the Separation and Distribution Agreement are hereby incorporated herein by reference, and unless otherwise expressly specified herein, such provisions shall apply as if fully set forth herein (references in this Section 9.5 to an "Article" or "Section" shall mean Articles or Sections of the Separation and Distribution Agreement, and, except as expressly set forth below, references in the material incorporated herein by reference shall be references to the Separation and Distribution Agreement): Article V (relating to Mutual Releases and Indemnification); Article VIII (relating to Exchange of Information and Confidentiality); Article IX (relating to Dispute Resolution);
Article X (relating to Further Assurances and Additional Covenants); Article XI (relating to Termination); and Article XII (relating to Miscellaneous) other than Section 12.2 (relating to Governing Law).


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
         IN WITNESS WHEREOF, the parties have caused this Employee Benefits Agreement to be duly executed as of the day and year first above written.


                                        LUCENT TECHNOLOGIES INC.



                                        By: /s/ Pamela O. Kimmet
                                           ------------------------------------
                                           Name: Pamela O. Kimmet
                                           Title:



                                        AGERE SYSTEMS INC.



                                        By: /s/ Kevin P. Pennington
                                           ------------------------------------
                                           Name:  Kevin P. Pennington
                                           Title: Senior Vice President,
                                                  Human Resources

                                   SCHEDULE I

          LUCENT TECHNOLOGIES INC. BENEFIT PLANS AND PAYROLL PRACTICES

    EXECUTIVE BENEFITS, NON-EMPLOYEE DIRECTOR BENEFITS, AND OTHER STOCK-BASED
                       COMPENSATION AND PAYROLL PRACTICES

References to the plans or practices set forth below shall be deemed to refer to the applicable plan or practice, as amended through the date hereof.

Lucent Long Term Incentive Program Performance Award Plans (1998 - 2000 and 1999
    - 2001 cycles)
Lucent Technologies Inc. Short Term Incentive Plan
Lucent Technologies Inc. Supplemental Pension Plan
Lucent Technologies Inc. 1996 Employee Stock Purchase Plan
Lucent Technologies Inc. Founders Grant Stock Option Plan
Lucent Technologies Inc. Deferred Compensation Plan
Lucent Technologies Inc. 1996 Long Term Incentive Program
Lucent Technologies Inc. 1997 Long Term Incentive Plan
Lucent Technologies Inc. 1998 Global Stock Option Plan
Lucent Technologies Inc. 2000 Stock Option Plan
Lucent Technologies Inc. Financial Counseling Tax Allowance
Lucent Technologies Inc. Executive Life Insurance Program
Lucent Technologies Inc. Supplemental Variable Universal Life Insurance Program Lucent Technologies Inc. Voluntary Life Insurance Plan
Lucent Technologies Inc. Involuntary Executive Separation Plan
Lucent Technologies Inc. Officer and Executive Financial Counseling Programs Lucent Technologies Inc. Special Executive or Officer Deferral Accounts
Lucent Technologies Inc. Tax Allowance for Officer Perquisites
Lucent Technologies Inc. Individual Agreements (including commitments made in the context of any merger, acquisition, or similar activity)
Agere, Inc. 1998 Stock Plan
Ascend Communications, Inc. First Amended and Restated 1989 Stock Option Plan Ascend Communications, Inc. 1998 Supplemental Stock Incentive Plan
Herrmann Technology, Inc. 1999 Incentive Stock Option Plan
Livingston Enterprises, Inc. 1994 Stock Option Plan
Octel Communications Corporation 1995 Incentive Stock Plan
Octel Communications Corporation 1996 Supplemental Stock Plan
Optimay Corporation Stock Option Plan
1990 Stock Option Plan of Ortel Corporation
1994 Equity Participation Plan of Ortel Corporation
The 1999 Non-Qualified Stock Option Plan for Employees Other Than Officers of
    Ortel Corporation


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
                            HEALTH AND WELFARE PLANS

Lucent Technologies Inc. Medical Expense Plan for Management Employees
Lucent Technologies Inc. Medical Expense Plan for Occupational Employees Lucent Technologies Inc. Medical Expense Plan for Retired Employees
Lucent Technologies Inc. Dental Expense Plan for Active Employees
Lucent Technologies Inc. Dental Expense Plan for Retired Employees
Lucent Technologies Inc. Health Care Reimbursement Account Plan
Lucent Technologies Inc. Child/Elder Care Reimbursement Account Plan
Lucent Technologies Inc. Flexible Benefits Program
Lucent Technologies Inc. Group Life Insurance Plan
Lucent Technologies Inc. Supplementary Life Insurance Plan
Lucent Technologies Inc. Supplementary Accidental Loss Insurance Plan
Lucent Technologies Inc. Business Travel Accident Insurance Plan
Lucent Technologies Inc. Dependent Group Life Insurance Plan
Lucent Technologies Inc. Dependent Accidental Loss Insurance Plan
Lucent Technologies Inc. Short-Term Disability Benefit Plan
Lucent Technologies Inc. Sickness and Accident Disability Benefit Plan for
    Occupational Employees
Lucent Technologies Inc. Long-Term Disability Plan for Occupational Employees Lucent Technologies Inc. Long-Term Disability Plan for Management Employees Lucent Technologies Inc. Work and Family Program
Lucent Technologies Inc. Long Term Care Plan for Management Employees
Lucent Technologies Inc. Long-Term Care Plan for Occupational Employees Lucent Technologies Inc. Group Legal Service Plan for Management Employees Lucent Technologies Inc. Occupational Group Legal Services Plan
Lucent Technologies Inc. Tuition Assistance Plans
Lucent Technologies Inc. Service Anniversary and Retirement Awards Programs Lucent Technologies Inc. Management Separation Plan
Lucent Technologies Inc. Adoption Assistance Plan
Lucent Technologies Inc. Vacation Policy
Lucent Technologies Inc. International Assignee Policy
Lucent Technologies Inc. Vision Care Plan (through Real Life Benefits)
Cigna International Travel Plan
Cigna International Assignee Medical Plan
Voluntary Benefits Program Offered through Real Life Benefits

                              DEFINED BENEFIT PLANS

Lucent Technologies Inc. Pension Plan
Lucent Retirement Income Plan

                           DEFINED CONTRIBUTION PLANS

Lucent Savings Plan
Lucent Technologies Inc. Long Term Savings and Security Plan

                                   SCHEDULE II

                                 Non-U.S. Plans

This Schedule III describes the principles under which Non-U.S. Plans shall be treated.

III.1 PLANS COVERING ONLY EMPLOYEES OF LUCENT OR AGERE.

         Effective as of the Close of the Distribution Date or such later date as may be required by applicable law, union or works council agreement, any Non-U.S. Plan that covers only individuals employed or formerly employed outside the U.S. by Lucent and/or Lucent Entities shall be the sole responsibility of Lucent and the Lucent Entities and neither Agere nor an Agere Entity shall have any Liability with respect to such a Plan; and any Non-U.S. Plan that covers only individuals employed or formerly employed outside the U.S. by Agere and/or Agere Entities shall be the sole responsibility of Agere and the Agere Entities and neither Lucent nor a Lucent Entity shall have any Liability with respect to such a Plan.

III. 2 PLANS COVERING EMPLOYEES OF BOTH LUCENT AND AGERE.

                  (a) TERMINATION OF PARTICIPATION. Effective as of the Close of the Distribution Date, if Legally Permitted (as defined herein), or as soon as possible thereafter, Agere and each applicable Agere Entity shall not participate in any Plan maintained by Lucent or a Lucent Entity and Lucent and each applicable Lucent Entity shall not participate in any Plan maintained by Agere or an Agere Entity.

                  (b) AGERE PLANS.

                  (i) Effective Immediately after the Distribution Date, Agere shall adopt, or cause to be adopted, Plans for the benefit of employees of Agere and the Agere Entities employed outside the United States who were eligible to participate in Plans maintained by Lucent or Lucent Entities prior to the Distribution Date and shall cause such Plans to be substantially similar in their Material Features to the corresponding Lucent or Lucent Entity Plans; provided, however, that Agere may satisfy this requirement by extending coverage to such individuals under a Plan of Agere or an Agere Entity which was in effect before the Distribution Date.

                  (ii) Effective Immediately after the Distribution Date, Lucent shall adopt, or cause to be adopted, Plans for the benefit of employees of Lucent and the Lucent Entities employed outside the United States who are eligible to participate in Plans maintained by Agere or Agere Entities and shall cause such Plans to be substantially similar in its Material Features to the corresponding Agere or Agere Entity Plans; provided, however, that Lucent may satisfy this requirement by extending coverage to such individuals under a Plan of Lucent or a Lucent Entity which was in effect before the Distribution Date.

                  (iii) The continuation by Lucent or Agere of separate employment terms and conditions for employees previously covered by the other entity's Plans shall not continue beyond the time legally required.

                  (c) TRANSFER OF ASSETS. As of the Close of the Distribution Date, to the extent Legally Permitted: (i) Liabilities of the Non-U.S. Plans of Lucent to or relating to Transferred Individuals shall be assumed by the appropriate Non-U.S. Plans of Agere and Liabilities of the Non-U.S. Plans of Agere to or relating to Lucent Individuals shall be assumed by the appropriate Non-U.S. Plans of Lucent; and (ii) a portion of any assets of the Non-U.S. Plans of Lucent shall be transferred to the appropriate Non-U.S. Plans of Agere, and vice versa. If a Non-U.S. Plan specifies a transfer basis, that basis shall be used to compute the asset transfer amount. Otherwise, the asset transfer amount shall be the amount for each employee that has been individually funded/insured for that employee if funding/insuring is performed on an individual-by-individual basis. If neither of these bases is relevant, the asset transfer amount for each employee shall be the accumulated benefit obligation multiplied by the present benefit obligation funded percentage.

III.3 SEVERANCE ISSUES.

                  If under applicable law, any Agere Individual, Transferred Individual or Lucent Individual employed outside the U.S. is deemed to have incurred a termination of employment as a result of the IPO, the Distribution or any other transaction contemplated by the Separation and Distribution Agreement, this Agreement, or any other Ancillary Agreement, which entitles such individual to receive any payment or benefit under any Non-U.S. Plan, governmental plan or arrangement or pursuant to any law or regulation, including severance benefits, notwithstanding such individual's continued employment by Lucent, a Lucent Entity, Agere or an Agere Entity, then notwithstanding any other provision hereof, to the extent Legally Permitted, appropriate adjustments shall be made to the treatment of such individual during such continued employment, including not giving such individual credit for prior service and/or treating such individual as having been newly hired immediately after such deemed termination, for purposes of all applicable Non-U.S. Plans.

III.4 LEGALLY PERMITTED.

                  For purposes of this Schedule II, "Legally Permitted" shall mean permitted under the laws of the country, the labor union, works council, or collective agreement, including mandated waiting periods before which working conditions (including benefits) cannot be changed, and upon receiving required agreement from individual employees and/or Plan trustees, foundation boards and members, and any other organizations having a recognized right to determine or affect benefits and/or funding of the Plan.